Filed Pursuant to Rule 424(b)(5)
Registration No. 333-188625

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Maximum Offering Price per Unit	Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
0.25% Convertible Senior Notes due 2019	$920,000,000(1)	100%	$920,000,000	$118,496
1.25% Convertible Senior Notes due 2021	$1,380,000,000(2)	100%	$1,380,000,000	$177,744
Common Stock, $0.001 par value per share	(4)	—	—(4)	—(5)

(1)	Includes 0.25% Convertible Senior Notes due 2019 that may be purchased by the underwriters pursuant to their option to purchase additional 0.25% Convertible Senior Notes due 2019 to cover over-allotments, if any.
(2)	Includes 1.25% Convertible Senior Notes due 2021 that may be purchased by the underwriters pursuant to their option to purchase additional 1.25% Convertible Senior Notes due 2021 to cover over-allotments, if any.
(3)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	Includes an indeterminate number of shares of common stock issuable upon conversion of the convertible senior notes at the initial conversion price of approximately $359.87 per share of common stock. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(5)	Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the convertible senior notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

Prospectus Supplement to Prospectus dated May 15, 2013

Tesla Motors, Inc.

$800,000,000

0.25% Convertible Senior Notes due 2019

$1,200,000,000

1.25% Convertible Senior Notes due 2021

Interest payable March 1 and September 1

We are offering $800,000,000 principal amount of our 0.25% Convertible Senior Notes due 2019 (the “2019 notes”) and $1,200,000,000 principal amount of our 1.25% Convertible Senior Notes due 2021 (the “2021 notes” and, together with the 2019 notes, the “notes”). The 2019 notes will bear interest at a rate of 0.25% per year and the 2021 notes will bear interest at a rate of 1.25% per year, each payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2014. The 2019 notes will mature on March 1, 2019 and the 2021 notes will mature on March 1, 2021.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding December 1, 2018 (in the case of the 2019 notes) or December 1, 2020 (in the case of the 2021 notes) only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2014 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for such series of notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of such series of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after December 1, 2018 (in the case of the 2019 notes) or December 1, 2020 (in the case of the 2021 notes) until the close of business on the second scheduled trading day immediately preceding the applicable maturity date, holders may convert their notes at any time. Upon conversion of 2019 notes, we will deliver cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement. Upon conversion of 2021 notes, we will deliver cash and, if applicable, shares of our common stock (subject to our right to deliver cash in lieu of such shares of our common stock), as described in this prospectus supplement.

The conversion rate with respect to the 2019 notes will initially be 2.7788 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $359.87 per share of common stock). The conversion rate with respect to the 2021 notes will initially be 2.7788 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $359.87 per share of common stock). The conversion rates will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the applicable maturity date, we will increase the applicable conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

We may not redeem either series of notes prior to the applicable maturity date.

If we undergo a fundamental change, holders may require us to purchase for cash all or part of their notes at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but not including, the fundamental change purchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes, will rank equally in right of payment with any of our unsecured indebtedness that is not so subordinated, will be effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol “TSLA”. The last reported sale price of our common stock on the NASDAQ Global Select Market on February 27, 2014 was $252.54 per share.

Investing in the notes involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and page 6 of the accompanying prospectus for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per 2019 Note	Total	Per 2021 Note	Total
Public offering price(1)	$1,000.00	$800,000,000	$1,000.00	$1,200,000,000
Underwriting discounts and commissions(2)	$15.00	$12,000,000	$15.00	$18,000,000
Proceeds, before offering expenses, to us	$985.00	$788,000,000	$985.00	$1,182,000,000

(1)	Plus accrued interest, if any, from March 5, 2014.
(2)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”

We have granted the underwriters options to purchase, exercisable within a 30-day period beginning on, and including, the date of this prospectus supplement, up to an additional $120,000,000 principal amount of 2019 notes and up to an additional $180,000,000 principal amount of 2021 notes, in each case solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about March 5, 2014.

Goldman, Sachs & Co.	Morgan Stanley	J.P. Morgan	Deutsche Bank Securities

Prospectus Supplement dated February 27, 2014

Prospectus Supplement

Prospectus

Unless we have indicated otherwise, references in this prospectus supplement and the accompanying prospectus to “Tesla,” “we,” “us,” “our” and similar terms refer to Tesla Motors, Inc. and its subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information. You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the notes offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the notes offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.teslamotors.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

S-ii

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including statements relating profitability and free cash and cost reduction efforts; statements relating to the progress we are making with respect to product development (including Model X and our third generation car), China and right hand drive market launch expectations, schedule for the introduction of future options and variants, quality improvements, delivery and volume expectations of Model S; the ability to achieve vehicle demand, volume, production, revenue, gross margin, spending, profitability and cash flow targets; future store, service center and Tesla Supercharger expected costs, openings and expansion plans, and Tesla Gigafactory development plans, production capacity, cost savings, costs and timeline are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: our future success depends on our ability to design and achieve market acceptance of new vehicle models, specifically Model X and Gen III; the risk of delays in the manufacture, production and delivery ramp of Model S vehicles; the ability of suppliers to meet quality and part delivery expectations at increasing volumes; our ability to continue to reduce or control manufacturing and other costs; consumers’ willingness to adopt electric vehicles; competition in the automotive market generally and the alternative fuel vehicle market in particular; our ability to establish, maintain and strengthen the Tesla brand; our ability to manage future growth effectively as we rapidly grow, especially internationally; the unavailability, reduction or elimination of governmental and economic incentives for electric vehicles; our ability to establish, maintain and strengthen its relationships with strategic partners such as Daimler, Toyota and Panasonic; our ability to execute on its retail strategy and for new store, service center and Tesla Supercharger openings; and difficulties in finding a suitable Tesla Gigafactory site, obtaining required permits, negotiating terms with technology and other partners, maintaining implementation schedules and output and cost estimates for the Tesla Gigafactory. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

More information on potential factors that could affect our financial results is included from time to time in our SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in our periodic reports on Form 10-K and Form 10-Q that we file with the SEC. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our notes. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our notes, especially the risks of investing in our notes discussed in the section entitled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

TESLA MOTORS, INC.

Overview

We design, develop, manufacture and sell high-performance fully electric vehicles and advanced electric vehicle powertrain components. We have established our own network of sales and service centers and Supercharger stations globally thus creating a unique business model in the automobile industry. We have operationally structured our business in a manner that we believe will enable us to rapidly develop and launch advanced electric vehicles and technologies. We believe our vehicles, electric vehicle engineering expertise, and operational structure differentiates us from incumbent automobile manufacturers.

We are currently producing and selling our second vehicle, the Model S sedan. Model S is a four door, five-passenger premium sedan that offers exceptional performance, functionality and attractive styling. The Model S inherited many of the electric powertrain innovations we introduced with our first vehicle, the Tesla Roadster which was launched in 2008 and was the first commercially produced and federally compliant EV in the United States. We completed production of approximately 2,500 Tesla Roadsters in January 2012 and began deliveries of Model S in June 2012. As of December 31, 2013, we have delivered over 25,000 Model S vehicles in North America and Europe. In 2014, we expect to grow our presence in several international markets with deliveries to commence in China, Japan, the United Kingdom and Australia. Since its launch, Model S has won several awards, including the prestigious Motor Trend Car of the Year for 2013. In November 2013, Model S received 99 out of 100 in an owner survey conducted by Consumer Reports, the highest customer satisfaction score of any car in the world. Our goal is to deliver the highest possible level of ownership satisfaction in every way.

We are adapting the platform architecture of Model S to develop our Model X crossover. This unique vehicle has been designed to fill the niche between the roominess of a minivan and the style of an SUV, while having high performance features such as a dual motor all-wheel drive system. We revealed a prototype of Model X in February 2012. We currently expect to have production design Model X prototypes on the road by end of year and begin volume deliveries to customers in the spring of 2015. We have also publicly announced our intent to develop a third generation electric vehicle, to which we refer as “Gen III”, which we intend to offer at a lower price point and produce at higher volumes than our Model S in approximately three years.

We are also building a network of Superchargers in the United States and Europe to enable free and convenient long distance driving. Superchargers allow Model S owners to replenish 50% of the battery pack in as little as 20 minutes. Supercharger stations are strategically placed along well-

travelled highways to allow Model S owners to enjoy long distance travel with convenient, minimal stops. As of February 19, 2014, we had 90 Supercharger stations open in North America and Europe. We plan to continue to open Supercharger stations in these regions as well as in Asia during 2014 and expect to triple our Supercharger stations during 2014. We expect that Model X and our future cars will be able to use this network.

We sell and service our electric vehicles through our company-owned sales and service network in North America, Europe and Asia. Our intent is to offer a compelling customer experience while gathering rapid customer feedback and achieving operating efficiencies, better control over the costs of inventory, warranty service, pricing, and the development of the Tesla brand. Our Tesla stores do not carry large vehicle inventories and, as a result, do not require corresponding large floor spaces. We believe the benefits we receive from distribution ownership will enable us to improve the speed of product development and improve the capital efficiency of our business. We believe that this approach provides us with a competitive advantage as compared to incumbent automobile manufacturers.

In addition to developing our own vehicles, we provide services for the development of full electric powertrain systems and components, and sell electric powertrain components to other automotive manufacturers. We have provided development services and powertrain components to Daimler AG (Daimler) for its Smart fortwo, A-Class, and B-Class electric vehicles. We also have developed a full electric powertrain system for Toyota Motor Corporation (Toyota) for use in its RAV4 EV and began shipping production components to Toyota in 2012. We also plan to start selling stationary energy storage products for use in homes, commercial sites, and utilities. The applications for these battery systems include backup power, peak demand reduction, demand response, and wholesale electric market services.

We conduct our powertrain and vehicle manufacturing and assembly operations at the Tesla Factory, our integrated manufacturing facility in Fremont, California, and at our facility in Tilburg, Netherlands. We have recently indicated our intention to build the Tesla Gigafactory, a facility in the United States where we intend to manufacture cells and battery packs for our vehicles and our stationary storage applications.

We were incorporated in 2003 in Delaware. As of December 31, 2013, we had 5,859 full-time employees worldwide. We are headquartered in Palo Alto, California. Our principal executive offices are located at 3500 Deer Creek Road, Palo Alto, California 94304, and our telephone number at this location is (650) 681-5000. We completed our initial public offering in July 2010 and our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.” Our website address is www.teslamotors.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

The “Tesla” design logo, “Tesla,” “Tesla Motors,” “Tesla Roadster,” “Model S,” “Model X” and other trademarks or service marks of Tesla appearing in this prospectus supplement and the accompanying prospectus are the property of Tesla.

THE OFFERING

Issuer	Tesla Motors, Inc., a Delaware corporation

Securities	$800,000,000 aggregate principal amount of 0.25% Convertible Senior Notes due 2019 (plus up to an additional $120,000,000 principal amount of additional 2019 notes that our underwriters have the option to acquire from us).

$1,200,000,000 aggregate principal amount of 1.25% Convertible Senior Notes due 2021 (plus up to an additional $180,000,000 principal amount of additional 2021 notes that our underwriters have the option to acquire from us).

Issue price	100% plus accrued interest, if any, from March 5, 2014.

Maturity	The 2019 notes will mature on March 1, 2019, unless earlier purchased or converted.

The 2021 notes will mature on March 1, 2021, unless earlier purchased or converted.

Interest	The 2019 notes will bear interest at a rate of 0.25% per year. The 2021 notes will bear interest at a rate of 1.25% per year.

Interest will accrue from March 5, 2014 and will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2014.

We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of Default”.

Conversion rights	Holders may convert their notes at their option prior to the close of business on the business day immediately preceding December 1, 2018 (in the case of the 2019 notes) or December 1, 2020 (in the case of the 2021 notes) in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on June 30, 2014 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for such series of notes on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of such series of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; or

•	upon the occurrence of specified corporate events described under “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events”.

On or after December 1, 2018 (in the case of the 2019 notes) or December 1, 2020 (in the case of the 2021 notes) until the close of business on the second scheduled trading day immediately preceding the applicable maturity date, holders may convert their notes, in multiples of $1,000 principal amount, at the option of the holder.

The conversion rate for the 2019 notes is initially 2.7788 shares per $1,000 principal amount of 2019 notes (equivalent to an initial conversion price of approximately $359.87 per share of common stock). The conversion rate for the 2021 notes is initially 2.7788 shares per $1,000 principal amount of 2021 notes (equivalent to an initial conversion price of approximately $359.87 per share of common stock). The conversion rates will be subject to adjustment as described in this prospectus supplement.

Upon conversion of a 2019 note, we will satisfy our conversion obligation by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election (as described herein). If we elect to satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each VWAP trading day (as described herein) in a 20 consecutive VWAP trading day observation period (as described herein). See “Description of Notes—Conversion Rights—Settlement upon Conversion—2019 Notes”.

Upon conversion of a 2021 note, we will deliver cash and, if applicable, shares of our common stock (subject to our right to deliver cash in lieu of all or a portion of such shares of our common stock) based on a daily conversion value (as described herein) for each VWAP trading day (as described herein) in a 20 consecutive VWAP trading day observation period (as described herein). See “Description of Notes—Conversion Rights—Settlement upon Conversion—2021 Notes”.

In addition, following certain corporate events that occur prior to the applicable maturity date, we will increase the applicable conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances, as described under “Description of Notes Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change”.

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances described under “Description of Notes—Conversion Rights—General”. Instead, interest will be deemed to be paid in full by the cash paid and, if applicable, shares of our common stock issued to the converting holder upon conversion.

No redemption	We may not redeem the notes prior to the maturity date, and no “sinking fund” is provided for the notes, which means that we are not required to retire the notes periodically.

Fundamental change	If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase

Notes”), subject to certain conditions, holders may require us to purchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but not including, the fundamental change purchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”.

Ranking	The notes will be our senior unsecured obligations and will:

•	rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;

•	rank equally in right of payment with any of our unsecured indebtedness that is not so subordinated, including our 1.50% Convertible Senior Notes due 2018;

•	be effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of December 31, 2013, on an as adjusted basis after giving effect to this offering, we would have had approximately $2,660.0 million in outstanding indebtedness (which amount reflects the face amount of the notes as well as the face value of our outstanding 1.50% Convertible Senior Notes due 2018).

The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.

Events of default	Except as described under “Description of the Notes—Events of Default,” if an event of default on any series of notes occurs, the principal amount of such series of notes plus accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving Tesla Motors, Inc.

Book-entry form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes	The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

NASDAQ Global Select Market symbol for our common stock	Our common stock is listed on the NASDAQ Global Select Market under the symbol “TSLA”.

Trustee, paying agent and conversion agent	U.S. Bank National Association.

Convertible note hedge and warrant transactions	In connection with the pricing of the notes, we intend to enter into privately negotiated convertible note hedge transactions with one or more of the underwriters or their respective affiliates or other financial institutions (“hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of our common stock that will initially underlie the 2019 notes and the 2021 notes. We also intend to enter into warrant transactions with the hedge counterparties relating to the same number of shares of our common stock, with a strike price of $512.6562, with respect to the warrants relating to the 2019 notes and a strike price of $560.6388, with respect to the warrants relating to the 2021 notes, in each case subject to customary anti-dilution adjustments.

The convertible note hedge transactions are expected to reduce potential dilution to our common stock and/or offset potential cash payments we are required to make in excess of the principal amount upon any conversion of notes. However, the warrant transactions could separately have a dilutive effect to the extent that the market price per share of our common stock exceeds the applicable strike price of the warrants on the applicable expiration dates.

If the underwriters exercise their option to purchase additional notes, we may enter into additional convertible note hedge and warrant transactions.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $1,968.9 million (or approximately $2,264.4 million if the underwriters exercise their options to purchase additional notes of both series in full), after deducting underwriters’ discounts and commissions and estimated offering expenses payable by us.

We intend to use approximately $186.3 million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions entered into in connection with this offering (after such cost is partially offset by the proceeds to us from the sale of the warrant transactions described in “Description of Convertible Note Hedge and Warrant Transactions”). We intend to use the remaining net proceeds to accelerate the growth of our business in the U.S. and internationally, for the development and production of the “Gen III” mass market vehicle, the development of the Tesla Gigafactory and other general corporate purposes. See “Use of Proceeds”.

If the underwriters exercise their options to purchase additional notes, we may sell additional warrants and use a portion of the net proceeds from the sale of the additional notes, together with the proceeds from the additional warrants, to enter into additional convertible note hedge transactions and for general corporate purposes.

Risk factors	See “Risk Factors” beginning on page S-11 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in the notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

The consolidated statements of operations data for the years ended December 31, 2011, 2012 and 2013 are derived from our audited consolidated financial statements that are incorporated by reference into this prospectus supplement. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and the related notes included in our annual report which is incorporated by reference into this prospectus supplement.

	Year Ended December 31,
	2011	2012	2013
	(in thousands, except share and per share data)
Consolidated Statement of Operations Data:
Revenues:
Automotive sales	$148,568	$385,699	$1,997,786
Development services	55,674	27,557	15,710

Total revenues	204,242	413,256	2,013,496
Cost of revenues (1):
Automotive sales	115,482	371,658	1,543,878
Development services	27,165	11,531	13,356

Total cost of revenues	142,647	383,189	1,557,234
Gross profit	61,595	30,067	456,262
Operating expenses (1):
Research and development	208,981	273,978	231,976
Selling, general and administrative	104,102	150,372	285,569

Total operating expenses	313,083	424,350	517,545

Loss from operations	(251,488)	(394,283)	(61,283)
Interest income	255	288	189
Interest expense	(43)	(254)	(32,934)
Other income (expense), net	(2,646)	(1,828)	22,602

Loss before income taxes	(253,922)	(396,077)	(71,426)
Provision for income taxes	489	136	2,588

Net loss	$(254,411)	$(396,213)	$(74,014)

Net loss per share of common stock, basic and diluted (2)	$(2.53)	$(3.69)	$(0.62)

Weighted average shares used in computing net loss per share of common stock, basic and diluted (2)	100,388,815	107,349,188	119,421,414

(1)	Includes stock-based compensation expense as follows:

	Year Ended December 31,
	2011	2012	2013
	(in thousands)
Cost of sales	$670	$2,194	$9,071
Research and development	13,377	26,580	35,494
Selling, general and administrative	15,372	21,371	39,090

Total	$29,419	$50,145	$83,655

(2)

Our basic and diluted net loss per share of common stock is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. Diluted net loss per share of common stock is computed excluding common stock subject to repurchase, and, if dilutive, potential shares of common stock outstanding during the period.

Potential shares of common stock consist of stock options to purchase shares of our common stock, the conversion of our 1.50% Convertible Senior Notes due 2018 (using the treasury stock method), warrants to purchase shares of our convertible preferred stock (using the treasury stock method), warrants to purchase shares of our common stock issued in connection with our 1.50% Convertible Senior Notes due 2018 (using the treasury stock method) and the conversion of our convertible preferred stock (using the if-converted method). For purposes of these calculations, potential shares of common stock have been excluded from the calculation of diluted net loss per share of common stock as their effect is antidilutive since we generated a net loss in each period.

As of December 31, 2013
Actual
(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$845,889
Restricted cash (1)	9,447
Property, plant and equipment, net	738,494
Working capital	590,779
Total assets	2,416,930
Capital lease obligations, less current portion	12,855
1.50% Convertible Senior Notes due 2018, less current portion	586,119
Total stockholders’ equity	667,120

(1)	Restricted cash includes security deposits held by vendors as part of the vendors’ standard credit policies, security deposits related to lease agreements and equipment financing, and certain refundable reservation payments segregated in accordance with state consumer protection regulations.

The ratio of earnings to fixed charges for each of the periods indicated is as follows.

Fiscal Year Ended
	December 31, 2009	December 31, 2010	December 31, 2011	December 31, 2012	December 31, 2013 (2)
Ratio of earnings to fixed charges (1)	—	—	—	—	—

(1)	For the purpose of calculating such ratios, “earnings” consist of income from continuing operations before income taxes plus fixed charges and “fixed charges” consist of interest expense (net of capitalized portion), capitalized interest, amortization of debt discount and the portion of rental expense representative of interest expense. Earnings were inadequate to cover the fixed charges by approximately $55.7 million, $155.0 million, $259.0 million, $403.3 million and $73.5 million for the years ended December 31, 2009, 2010, 2011, 2012 and 2013, respectively.

(2)	Earnings to fixed charges is calculated as follows for the fiscal year ended December 31, 2013:

Year Ended December 31, 2013
Earnings:
Loss before income taxes	$(71,426)
Add: Fixed charges	43,614
Add: Amortization of capitalized interest	1,406
Subtract: Capitalized interest	(3,501)

Total losses	$(29,907)

Fixed charges:
Interest expense	$32,934
Capitalized interest	3,501
Interest factor in rental expense (a)	7,179

Total fixed charges	$43,614

Ratio of earnings to fixed charges	—

(a)	Interest calculated using an assumed interest factor of 33% of rental expense.

RISK FACTORS

Investing in our notes involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in documents that we incorporate by reference, you should carefully consider the risks discussed below and in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, together with the other information set forth in this prospectus supplement before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our notes and our common stock could decline and you could lose part or all of your investment.

Risks Related to the Ownership of our Notes and our Common Stock

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including our 1.50% Convertible Senior Notes due 2018 and the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under the notes and any future indebtedness we may incur and to make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the notes or future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the notes or future indebtedness.

We may still incur substantially more debt or take other actions which would intensify the risks discussed above.

We and our subsidiaries may be able to incur substantial additional debt in the future. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

The notes will be effectively junior to any secured debt we may incur and structurally subordinated to any liabilities of our subsidiaries.

The notes are our unsecured obligations exclusively and are not guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, the indenture for the notes does not restrict us or our subsidiaries from incurring additional debt or other liabilities. Accordingly, the notes will rank senior in right of payment to any future indebtedness we may incur that is expressly subordinated in right of payment to the notes, will rank equally in right of payment with any of our liabilities that are not so subordinated, will be effectively junior in right of payment to any secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to any indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any of our debt will be available to pay obligations on the notes only after such secured debt has been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Furthermore, none of or subsidiaries will be under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.

As of December 31, 2013, on an as adjusted basis after giving effect to this offering, we would have had approximately $2,660.0 million in outstanding indebtedness (which amount reflects the face amount of the notes as well as the face value of our outstanding 1.50% Convertible Senior Notes due 2018).

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the making of investments, the incurrence of indebtedness or the issuance purchase or prepayment of securities by us or any of our subsidiaries. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”, “Description of Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change” and “Description of Notes—Consolidation, Merger and Sale of Assets”. For these reasons, you should not consider the repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to purchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to purchase the notes. In the event of any such transaction, the holders would not have the right to require us to purchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change.

Holders of the notes will have the right to require us to purchase their notes upon the occurrence of a fundamental change at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change purchase date, as described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”. In addition, upon conversion of the 2021 notes and, unless we elect to deliver solely shares of our common stock, the 2019 notes, we will be required to make cash payments in respect of the notes being converted as described under “Description of Notes—Conversion Rights—Settlement upon Conversion”. However, we may not have enough available cash or be able to obtain financing at the time we are required to make purchases of notes surrendered therefor or notes being converted. In addition, our ability to purchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to purchase notes at a time when the purchase is required by the indenture or to pay cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the notes or make cash payments upon conversions thereof.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights”. If one or more holders elect to convert their notes, we may elect to settle all or a portion of our conversion obligation through the payment of cash in the case of the 2019 notes, and we would be required to settle a portion of our conversion obligation through the payment of cash in the case of the 2021 notes, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who had previously converted their notes, or may otherwise depress the price of our common stock.

The conversion of some or all of the notes will dilute the ownership interests of existing stockholders to the extent we deliver shares upon conversion of any of the notes. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into shares of our common stock could depress the price of our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding December 1, 2018 (in the case of the 2019 notes) or December 1, 2020 (in the case of the 2021 notes), you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash and/or shares of our common stock in the case of the 2019 notes, and the value of the cash and, if applicable, shares of our common stock (subject to our right to deliver cash in lieu of all or a portion of such shares of our common stock) in the case of the 2021 notes, in each case into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the 2019 notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock to satisfy our conversion obligation. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each VWAP trading day in a 20 VWAP trading day observation period. We will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date if we elect to deliver solely shares of our common stock or the third business day immediately following the end of the applicable observation period if we elect to pay solely cash or pay and deliver a combination of cash and shares of our common stock. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected.

Upon conversion of the 2021 notes, the amount of consideration that you will receive upon conversion of your 2021 notes will be determined by reference to the volume weighted average prices of our common stock for each VWAP trading day in a 20 VWAP trading day observation period. Although the number of shares (if any) that you receive upon conversion of your 2021 notes with respect to any VWAP trading day during the observation period will be determined based on the volume weighted average price of our common stock on such VWAP trading day, we will not deliver such shares until the third business day following the end of the applicable observation period. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected.

The adjustment to the conversion rates for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost option value of your notes as a result of such transaction.

If a make-whole fundamental change occurs prior to the applicable maturity date for a series of notes, under certain circumstances, we will increase the applicable conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the applicable conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change”. The adjustment to the applicable conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost option value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $900.00 per share or less than $252.54 per share, in the case of the 2019 notes, or greater than $900.00 per share or less than $252.54 per share, in the case of the 2021 notes (in each case, subject to adjustment), no adjustment will be made to the applicable conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of 2019 notes as a result of this adjustment exceed 3.9597 or the conversion rate per $1,000 principal amount of 2021 notes as a result of this adjustment exceed 3.9597, in each case subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments”.

Our obligation to increase the conversion rates upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The fundamental change repurchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company.

The terms of the notes require us to repurchase the notes in the event of a fundamental change. A takeover of our company would trigger an option of the holders of the notes to require us to repurchase the notes. This may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors in the notes. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes.”

The conversion rates of the notes may not be adjusted for all dilutive events.

The conversion rate of each series of notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants to holders of our common stock, subdivisions or combinations of our common stock, distributions of capital stock, indebtedness, or assets to holders of our common stock, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments”. However, the conversion rate of each series of notes will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. We are not restricted from issuing additional common stock during the term of the notes and have no obligation to consider the interests of holders of the notes in deciding whether to issue common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the applicable conversion rate.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, which generally restricts short selling when the price of a “covered security” triggers a “circuit breaker” by falling 10% or more from the security’s closing price as of the end of regular trading hours on the prior day, the adoption by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the national securities exchanges of a “Limit Up-Limit Down” mechanism, which prevents trades in individual listed equity securities from occurring outside of specific price bands during regular trading hours, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes, to effect short sales of our common stock, borrow our common stock, or enter into swaps on our common stock could adversely affect the trading price and liquidity of the notes.

The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.

In connection with the pricing of the notes, we intend to enter into convertible note hedge transactions with the hedge counterparties. The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of our common stock that will initially underlie the notes. The convertible note hedge transactions are expected to reduce the potential dilution and/or offset potential cash payments we are required to make in excess of the principal amount upon conversion of the notes. We also intend to enter into warrant transactions with the hedge counterparties relating to the same number of shares of our common stock, subject to customary anti-dilution adjustments. However, the warrant transactions could separately have a dilutive effect on our common stock to the extent that the market price per share of our common stock exceeds the applicable strike price of the warrants on the applicable expiration dates. If the underwriters exercise one or both of their options to purchase additional notes, we may enter into additional convertible note hedge transactions and additional warrant transactions.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties or their affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the hedge counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or prevent an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.

In addition, if any such convertible note hedge and warrant transactions fail to become effective, whether or not this offering of notes is completed, the hedge counterparties (or their affiliates) may unwind their hedge positions with respect to our common stock, which could adversely affect the price of our common stock and the value of the notes.

We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the notes or the shares of our common stock. In addition, we do not make any representation that the hedge counterparties will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in the accompanying prospectus, this prospectus supplement or the documents we have incorporated by reference in the accompanying prospectus and this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.

The ability of holders of the notes to convert the notes prior to the close of business on the business day immediately preceding December 1, 2018 (in the case of the 2019 notes) or December 1, 2020 (in the case of the 2021 notes) is conditioned on, among other events, the closing price of our common stock reaching and maintaining a closing price no less than a specified threshold for a given period of time, the trading price of the notes falling below a certain level or the occurrence of specified corporate events or distributions. If the closing price threshold is not satisfied, the trading price of the notes does not fall below the relevant threshold and none of the specified distributions or corporate events that would permit a holder to convert occurs, holders would not be able to convert notes except during the period on and after December 1, 2018 (in the case of the 2019 notes) or December 1, 2020 (in the case of the 2021 notes) and prior to the applicable maturity date.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, may have a material effect on our reported financial results.

Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income (or greater net loss) in our financial results because ASC 470-20 requires interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the notes.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding December 1, 2018 (in the case of the 2019 notes) or December 1, 2020 (in the case of the 2021 notes) only under certain circumstances. For example, holders may convert their notes at their option during any quarter commencing after the quarter ending June 30, 2014 (and only during such quarter) if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding quarter is greater than or equal to 130% of the conversion price for such series of notes on each applicable trading day. If the notes become convertible prior to December 1, 2018 (in the case of the 2019 notes) or December 1, 2020 (in the case of the 2021 notes), we would be required to reclassify our notes and the related debt issuance costs as current liabilities and certain portions of our equity outside of equity to mezzanine equity, which would have an adverse impact on our reported financial results for such quarter, and could have an adverse impact on the market price of our common stock and the trading price of the notes.

In addition, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method if we have the ability and intent to settle in cash, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that we will be able to continue to demonstrate the ability or intent to settle in cash or that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to:

•	the conversion date relating to such notes in the case of the 2019 notes if we have elected physical settlement; and

•	the last VWAP trading day of the applicable observation period in the case of the 2019 notes if we have selected combination settlement and in the case of the 2021 notes;

but to the extent the conversion consideration includes shares of our common stock, holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of 2019 notes if we have elected physical settlement or the last VWAP trading day of the applicable observation period related to a holder’s conversion of 2019 notes if we have elected combination settlement or 2021 notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. If the underwriters cease to act as market makers for the notes, we cannot assure you that another firm or person will make a market in the notes. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the applicable conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of each series of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the applicable conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the applicable conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date, under some circumstances, we will increase the applicable conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations”. If you are a non-United States holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See “Material U.S. Federal Income Tax Considerations”.

The trading price of our common stock is likely to continue to be volatile.

Our shares of common stock began trading on the Nasdaq Global Select Market on June 29, 2010 and, therefore, the trading history for our common stock has been limited. In addition, the trading price of our common stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our common stock has experienced an intra-day trading high of $265.00 per share and a low of $34.25 per share over the last 52 weeks.

In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock during the period following a securities offering. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. For example, a shareholder litigation like this has recently been instituted against us. While we do not believe that it has merit, this litigation or others like it could result in substantial costs and a diversion of our management’s attention and resources.

A substantial portion of our total outstanding shares are held by a small number of insiders and investors and may be sold in the near future. The large number of shares eligible for public sale or subject to rights requiring us to register them for public sale could depress the market price of our common stock.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market in the future, and the perception that these sales could occur may also depress the market price of our common stock. Stockholders owning a substantial portion of our total outstanding shares are entitled, under contracts providing for registration rights, to require us to register shares of our common stock owned by them for public sale in the United States, subject to the restrictions of Rule 144. In addition, we have registered shares previously issued or reserved for future issuance under our equity compensation plans and agreements, a portion of which are related to outstanding option awards. Subject to the satisfaction of applicable exercise periods and, in certain cases, lock-up agreements, the shares of common stock issued upon exercise of outstanding options will be available for immediate resale in the United States in the open market. Sales of our common stock as restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause our stock price to fall and make it more difficult to sell shares of our common stock.

Mr. Musk borrowed funds from affiliates of certain underwriters in our public offerings and/or private placements in 2011 and 2013 and has pledged shares of our common stock to secure these borrowings. The forced sale of these shares pursuant to a margin call could cause our stock price to decline and negatively impact our business.

Beginning in June 2011, Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., has made extensions of credit in the aggregate amount of $275 million to Elon Musk and the Elon Musk Revocable Trust dated July 22, 2003, or the Trust, a portion of which Mr. Musk used to purchase shares of common stock in our public offering in May 2013 and private placements in June 2011 and June 2013. Interest on the loan accrues at market rates. Goldman Sachs Bank USA received customary fees and expense reimbursements in connection with these loans. As a regulated entity, Goldman Sachs Bank USA makes decisions regarding making and managing its loans independent of Goldman, Sachs & Co. Mr. Musk and Goldman have a long-standing relationship of almost a decade. In addition, Morgan Stanley Smith Barney LLC, an affiliate of Morgan Stanley & Co. LLC, has made a loan to Mr. Musk in the aggregate amount of $25 million. Interest on this loan accrues at market rates. Morgan Stanley Smith Barney LLC received customary fees and expense reimbursements in connection with this loan.

We are not a party to these loans, which are full recourse against Mr. Musk and the Trust and are secured by pledges of a portion of our common stock currently owned by Mr. Musk and the Trust and other shares of capital stock of unrelated entities owned by Mr. Musk and the Trust. The terms of these loans were negotiated directly between Mr. Musk and Goldman Sachs Bank USA and Morgan Stanley Smith Barney LLC.

If the price of our common stock declines, Mr. Musk may be forced by Goldman Sachs Bank USA and/or Morgan Stanley Smith Barney LLC to provide additional collateral for the loans or to sell shares of our common stock in order to remain within the margin limitations imposed under the terms of his loans. The loans between Goldman Sachs Bank USA and Morgan Stanley Smith Barney LLC on the one hand, and Mr. Musk and the Trust on the other hand, prohibit the non-pledged shares currently owned by Mr. Musk and the Trust from being pledged to secure any other loans. These factors may limit Mr. Musk’s ability to either pledge additional shares of our common stock or sell shares of our common stock as a means to avoid or satisfy a margin call with respect to his pledged common stock in the event of a decline in our stock price that is large enough to trigger a margin call. Any sales of common stock following a margin call that is not satisfied may cause the price of our common stock to decline further.

Concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

As of December 31, 2013, our executive officers, directors and their affiliates beneficially owned, in the aggregate, approximately 28.4% of our outstanding shares of common stock. In particular, Elon Musk, our Chief Executive Officer, Product Architect and Chairman of our Board of Directors, beneficially owned approximately 27.0% of our outstanding shares of common stock as of December 31, 2013. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

If an unauthorized e-mail message sent by an employee of one of the underwriters in this offering were held to violate the Securities Act, we could suffer monetary or other damages.

During the marketing period of this offering, a sales employee of an affiliate of J.P. Morgan Securities LLC, one of the underwriters for this offering, distributed an unauthorized e-mail to a limited number of accounts. This e-mail did not specifically reference this offering. We were not involved in any way in the preparation or distribution of such e-mail, we had no knowledge of such e-mail until after it was sent, and the e-mail does not reflect our views or those of our underwriters. We and the underwriters participating in this offering disclaim all responsibility for the content of the e-mail.

J.P. Morgan Securities LLC has informed us that each of the prospective investors who received such e-mail has been notified that it should be disregarded. Although efforts have been taken to ensure that the recipients of such e-mail do not purchase notes from the underwriters in this offering, there can be no guarantee that these efforts will be entirely successful. Anyone in receipt of the e-mail message or any of its contents is advised to disregard any information therein. We do not believe that we will be subject to any liability and J.P. Morgan Securities LLC has additionally agreed to indemnify us for losses that we may incur as a result of the distribution of the unauthorized e-mail. However, it is possible that this event could be deemed to constitute a violation of the Securities Act in which case we could suffer monetary or other damages.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the notes in this offering will be approximately $1,968.9 million, after deducting underwriting discounts and commissions and estimated offering expenses that we must pay. If the underwriters’ options to purchase additional notes of both series in this offering are exercised in full, we estimate that our net proceeds in this offering will be approximately $2,264.4 million, after deducting underwriting discounts and commissions and estimated offering expenses that we must pay.

We intend to use approximately $186.3 million of the net proceeds from these this offering to pay the cost of the convertible note hedge transactions entered into in connection with this offering (after such cost is partially offset by the proceeds to us from the warrant transactions described in “Description of Convertible Note Hedge and Warrant Transactions”).

We intend to use the remaining net proceeds to accelerate the growth of our business in the U.S. and internationally, for the development and production of the “Gen III” mass market vehicle, the development of the Tesla Gigafactory and other general corporate purposes. Pending use of the proceeds as described above, we intend to invest the proceeds in highly liquid cash equivalents or United States government securities.

DESCRIPTION OF NOTES

We will issue the notes under the base indenture dated as of May 22, 2013 between Tesla Motors, Inc. and U.S. Bank National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture relating to the 2019 notes and a supplemental indenture relating to the 2021 notes (the base indenture, as so supplemented, the “indenture”), each of which will be dated as of the date of initial issuance of the notes. You may request copies of the base indenture and the supplemental indentures from us as described under “Information Incorporated By Reference”.

This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the notes and the indenture and is not complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to:

•	“we”, “our” and “us” refer only to Tesla Motors, Inc. and not to its subsidiaries;

•	“open of business” refers to 9:00 a.m., New York City time;

•	“close of business” refers to 5:00 p.m., New York City time; and

•

“business day” means any day other than a Saturday, a Sunday or other day on which banking institutions are authorized or required by law, regulation or executive order to close or be closed in the State of New York.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default”.

General

The notes will:

•	be our general unsecured, senior obligations;

•

in the case of the 2019 notes, initially be limited to an aggregate principal amount of $800,000,000 (or $920,000,000 if the underwriters’ option to purchase additional 2019 notes is exercised in full);

•

in the case of the 2021 notes, initially be limited to an aggregate principal amount of $1,200,000,000 (or $1,380,000,000 if the underwriters’ option to purchase additional 2021 notes is exercised in full);

•

bear cash interest from March 5, 2014 at an annual rate of 0.25%, in the case of the 2019 notes, or 1.25%, in the case of the 2021 notes, payable on March 1 and September 1 of each year, beginning on September 1, 2014;

•	not be redeemable prior to maturity;

•	be subject to purchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Purchase

Notes”), at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but not including, the fundamental change purchase date;

•	mature on March 1, 2019, in the case of the 2019 notes, or March 1, 2021, in the case of the 2021 notes, unless earlier converted or purchased;

•	be issued in denominations of $1,000 and multiples of $1,000; and

•	be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance”.

Subject to satisfaction of certain conditions and during the periods described below, the 2019 notes may be converted at an initial conversion rate of 2.7788 shares of common stock per $1,000 principal amount of 2019 notes (equivalent to an initial conversion price of approximately $359.87 per share of common stock) and the 2021 notes may be converted at an initial conversion rate of 2.7788 shares of common stock per $1,000 principal amount of 2021 notes (equivalent to an initial conversion price of approximately $359.87 per share of common stock). The conversion rates with respect to the 2019 notes and the 2021 notes are subject to adjustment if certain events occur.

We will settle conversions of 2019 notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion Rights—Settlement upon Conversion”. We will settle conversions of 2021 notes by delivering cash and, if applicable, shares of our common stock (subject to our right to deliver cash in lieu of all or a portion of such shares of our common stock), as described under “—Conversion Rights—Settlement upon Conversion”. You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change”, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We use the term “note” in this prospectus supplement, unless the context otherwise requires, to refer to each $1,000 principal amount of 2019 notes or 2021 notes and the term “notes” to refer to the 2019 notes and 2021 notes collectively. Subject to “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” below, we use the term “common stock” in this prospectus supplement to refer to our common stock, $0.001 par value per share.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

The notes will not be guaranteed by any of our subsidiaries. No sinking fund is provided for the notes. The notes will not be subject to defeasance.

Additional Notes

We may, without the consent of the holders, reopen the indenture for the notes and issue additional 2019 notes or 2021 notes under the indenture with the same terms as the 2019 notes or 2021 notes offered hereby (except for any differences in issue price) in an unlimited aggregate principal amount; provided that if any such additional 2019 notes or 2021 notes are not fungible with the 2019 notes or 2021 notes, as applicable, initially offered hereby for U.S. federal income tax purposes, such additional 2019 notes or 2021 notes will have a separate CUSIP number.

Purchase and Cancellation

We will cause all notes surrendered for payment, repurchase (including as described below, but not including notes repurchased pursuant to cash-settled swaps or other derivatives), registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders holding certificated notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders holding certificated notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes as described under “—Book-Entry, Settlement and Clearance”. However, we are not required to transfer or exchange any note surrendered for conversion or required purchase.

The registered holder of a note will be treated as its owner for all purposes.

Interest

The 2019 notes will bear cash interest at a rate of 0.25% per year until maturity. The 2021 notes will bear cash interest at a rate of 1.25% per year until maturity. Interest on the notes will accrue from their first date of initial issuance or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2014.

Interest will be paid to the person in whose name a note is registered at the close of business on February 15 or August 15 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360 day year composed of twelve 30 day months.

If any interest payment date, the maturity date or any earlier required purchase date upon a fundamental change falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

Ranking

The notes will be our general unsecured obligations that rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated, including our 1.50% Convertible Senior Notes due 2018. The notes will be effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full. The notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including trade payables). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of December 31, 2013, on an as adjusted basis after giving effect to this offering, we would have had approximately $2,660.0 million in outstanding indebtedness (which amount reflects the face amount of the notes as well as the face value of our outstanding 1.50% Convertible Senior Notes due 2018).

No Redemption

We are not permitted to redeem the notes prior to their maturity.

Conversion Rights

General

Prior to the close of business on the business day immediately preceding December 1, 2018, in the case of the 2019 notes, or December 1, 2020, in the case of the 2021 notes (each, a “Free Conversion Date”), holders may convert any or all of their notes only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition”, “—Conversion upon Satisfaction of Trading Price Condition”, and “—Conversion upon Specified Corporate Events”. On or after the applicable Free Conversion Date until the close of business on the second scheduled trading day immediately preceding the applicable maturity date, holders may convert any or all of their notes at any time.

The conversion rate with respect to the 2019 notes will initially be 2.7788 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $359.87 per share of common stock). The conversion rate with respect to the 2021 notes will initially be 2.7788 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $359.87 per share of common stock). The conversion rates with respect to the 2019 notes and the 2021 notes and the corresponding conversion prices for the 2019 notes and the 2021 notes in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price”, respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount. The trustee will initially act as the conversion agent.

Upon conversion of a 2019 note, we will satisfy our conversion obligation by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock , at our election, all as set forth below under “—Settlement upon Conversion.” If we elect to satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as defined below under “—Settlement upon Conversion”) calculated on a proportionate basis for each VWAP trading day (as defined below under “—Settlement upon Conversion”) in a 20 consecutive VWAP trading day observation period (as defined below under “—Settlement upon Conversion”).

Upon conversion of a 2021 note, we will satisfy our conversion obligation by delivering cash and, if applicable, shares of our common stock (subject to our right to deliver cash in lieu of all or a portion of such shares of our common stock) based on a daily conversion value (as defined below under “—Settlement upon Conversion”) for each VWAP trading day in a 20 consecutive VWAP trading day observation period.

If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first validly withdraws its purchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. Our payment and delivery to you of the cash and/or shares of our common stock, as applicable, issued to the converting holder upon conversion will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest, but prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted (regardless of whether the converting holder was the holder of record on the corresponding regular record date); provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the applicable maturity date;

•	if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

For the avoidance of doubt, all holders on the regular record date immediately preceding the applicable maturity date will receive and retain the full interest payment due on the applicable maturity date regardless of whether their notes are converted following such regular record date.

We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will deliver cash in lieu of any fractional share as described under “—Settlement Upon Conversion.”

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding the applicable Free Conversion Date, a holder may surrender all or a portion of its notes for conversion during any calendar quarter commencing after the calendar quarter ending on June 30, 2014 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the relevant stock exchange (as defined below). If our common stock is not listed, quoted or traded on any U.S. securities exchange or any other market, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Trading day” means a day on which:

•	trading in our common stock (or other security for which a last reported sale price must be determined) generally occurs on the relevant stock exchange, and

•	a last reported sale price for our common stock (or last reported sale price for such other security) is available on the relevant stock exchange;

provided, however, if our common stock (or such other security) is not listed, quoted or traded on any U.S. securities exchange or any other market, “trading day” means a “business day”.

“Relevant stock exchange” means The NASDAQ Global Select Market or, if our common stock (or other security for which a last reported sale price must be determined) is not then listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, the over-the-counter market, as reported by OTC Markets Group Inc. or similar organization or, if our common stock is not then quoted by OTC Markets Group Inc. or similar organization, the principal other market on which our common stock (or such other security) is then traded.

Conversion upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding the applicable Free Conversion Date, a holder of notes may surrender all or a portion of its notes for conversion during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of 2019 notes or 2021 notes, as applicable, as determined following a request by a holder of notes of such series in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day, subject to compliance with the procedures and conditions described below concerning the bid solicitation agent’s obligation to make a trading price determination.

The “trading price” of the 2019 notes or the 2021 notes, as applicable, on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of such series of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of such series of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of such series of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of such series of notes unless we have requested such determination, and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a note of such series provides us with reasonable evidence that the trading price per $1,000 principal amount of such series of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent to (or, if we are acting as bid solicitation agent, we shall) determine the trading price per $1,000 principal amount of such series of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of such series of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met on any trading day, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) on such trading day. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of such series of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate for such date, we will promptly so notify the holders, the trustee and the conversion agent (if other than the trustee). If we do not, when we are required to, instruct the bid solicitation agent to (or, if we are acting as bid solicitation agent, we do not) obtain bids, or if we give such instruction to the bid solicitation agent and the bid solicitation agent fails to make such determination, then, in either case, the trading price per $1,000 principal amount of such series of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each trading day of such failure.

The trustee will initially act as the bid solicitation agent.

Conversion upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding the applicable Free Conversion Date, we elect to:

•

distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days from the declaration date for such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution; or

•

distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, then, in either case, we must notify the holders of the notes at least 30 scheduled trading days prior to the ex dividend date (as defined below) for such issuance or distribution. Once we have given such notice, holders may surrender all or a portion of their notes for conversion at any time until the earlier of

•	the close of business on the business day immediately preceding the ex dividend date for such issuance or distribution; and

•	our declaration that such issuance or distribution will not take place.

“Ex-dividend date” means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on the relevant stock exchange (in the form of due bills or otherwise) as determined by the relevant stock exchange,

Certain Corporate Events

Prior to the close of business on the business day immediately preceding the applicable Free Conversion Date, if:

•	a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”) occurs;

•

a transaction or event that constitutes a “make whole fundamental change” (as defined under “—Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change”) occurs; or

•

we are a party to a consolidation, merger, combination, statutory or binding share exchange or similar transaction involving us pursuant to which our common stock would be converted into, or exchanged for, cash, securities or other property or assets, or any sale, conveyance, lease or other transfer or similar transaction in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries, taken as a whole, the notes may be surrendered by a holder for conversion at any time from or after the date that is 30 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until the close of business on the 35th trading day after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the close of business on the business day immediately preceding the relevant fundamental change purchase date.

We will notify holders as promptly as practicable following the date we publicly announce such transaction; provided that we will deliver such notice in no event later than the actual effective date.

If a holder has already delivered a purchase notice as described under “—Fundamental Change Permits Holders To Require Us To Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has validly withdrawn the purchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for require purchase, the holder’s right to withdraw the purchase notice and convert the notes that are subject to required purchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change purchase date.

Conversions on or After the Applicable Free Conversion Date

On or after the applicable Free Conversion Date, a holder may convert all or a portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the applicable maturity date.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled, as described under “—Conversion Rights—General.”

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date”.

Settlement upon Conversion

2019 Notes

Upon conversion of any 2019 note, we may choose to pay or deliver, as the case may be:

•	cash (“cash settlement”);

•	shares of our common stock (“physical settlement”); or

•	a combination of cash and shares of our common stock (“combination settlement”), as described below.

We refer to each of these settlement methods as a “settlement method”.

All conversions of 2019 notes occurring on or after December 1, 2018 (the applicable Free Conversion Date for the 2019 notes) will be settled using the same relative proportion of cash and/or shares of our common stock as all other conversions occurring on or after December 1, 2018. We will inform holders of the settlement method we elect for any conversions occurring on or after December 1, 2018 no later than December 1, 2018. If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of 2019 notes, such specified dollar amount will be deemed to be $1,000.

Except for any conversions of 2019 notes that occur on or after December 1, 2018, we will use the same settlement method (including the same relative proportion of cash and/or shares of our common stock) for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose for 2019 notes converted on one conversion date to settle conversions in physical settlement, and choose for 2019 notes converted on another conversion date cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting through the trustee of the settlement method we have selected no later than the close of business on the second trading day immediately following the related conversion date. If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement with respect to that conversion date and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of 2019 notes, such specified dollar amount will be deemed to be $1,000.

Settlement amounts will be computed as follows:

•

if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of 2019 notes being converted a number of shares of our common stock equal to the applicable conversion rate (plus cash in lieu of any fractional share of our common stock issuable upon conversion);

•

if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of 2019 notes being converted cash in an amount equal to the sum of the daily conversion values (as defined below under “—Definitions”) for each of the 20 consecutive VWAP trading days (as defined below under “—Definitions”) during the related observation period (as defined below under “—Definitions”); and

•

if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 20 consecutive VWAP trading days during the relevant observation period (plus cash in lieu of any fractional share of our common stock issuable upon conversion).

If more than one 2019 note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such 2019 notes shall be computed on the basis of the aggregate principal amount of the 2019 notes surrendered.

With respect to the 2019 notes, the “daily settlement amount”, for each of the 20 consecutive VWAP trading days during the applicable observation period, shall consist of:

•

cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of 2019 notes to be received upon conversion as specified (or deemed specified) in the notice specifying our chosen settlement method (the “specified dollar amount”), divided by 20 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•	if the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP (as defined below under “—Definitions”) for such VWAP trading day.

Except as described under “—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock”, we will deliver the consideration due in respect of conversion of the 2019 notes on:

•	the third business day immediately following the relevant conversion date, in the case of physical settlement; or

•	the third business day immediately following the last VWAP trading day of the relevant observation period, in the case of any cash settlement or combination settlement.

We will pay cash in lieu of any fractional share of common stock issuable upon conversion of the 2019 notes based on:

•	the daily VWAP on the relevant conversion date, in the case of physical settlement; and

•	the daily VWAP on the last VWAP trading day of the relevant observation period, in the case of combination settlement.

Each conversion will be deemed to have been effected as to any 2019 notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date, in the case of physical settlement, or the last VWAP trading day of the relevant observation period, in the case of combination settlement.

2021 Notes

Upon conversion of any 2021 note, we will deliver to the converting holder in respect of each $1,000 principal amount of 2021 notes surrendered for conversion a conversion settlement amount equal to the sum of the daily settlement amounts for each of the 20 consecutive VWAP trading days during the applicable observation period. If more than one 2021 note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such 2021 notes shall be computed on the basis of the aggregate principal amount of the 2021 notes surrendered.

With respect to the 2021 notes, the “daily settlement amount”, for each of the 20 consecutive VWAP trading days during the applicable observation period, shall consist of:

•	cash equal to the lesser of (i) $50 and (ii) the daily conversion value; and

•

if the daily conversion value is greater than $50, a number of shares of our common stock equal to (i) the excess of the daily conversion value over $50, divided by (ii) the daily VWAP for such VWAP trading day (the “daily share amount”); provided, however, that we have the right to deliver cash in lieu of all or a portion of such shares of our common stock as described below.

As described above, we may elect to settle all or a portion of the daily share amount with respect to the 2021 notes in cash. To make such election with respect a conversion date, we must deliver to each converting holder, the trustee and the conversion agent (if other than the trustee), written notice (a “cash percentage notice”) specifying the portion of the daily share amount that we will settle in cash (the “cash percentage”). We will deliver such cash percentage notice no later than the close of business on the business day immediately following such conversion date; provided, however, that, we will deliver a cash percentage notice no later than the close of business on the business day immediately preceding December 1, 2020 (which is the applicable Free Conversion Date of the 2021 notes) to all holders of the 2021 notes, the trustee and the conversion agent (if other than the trustee) with respect to all conversions occurring on or after December 1, 2020.

If we timely specify a cash percentage for a conversion date, the amount of cash that we will deliver in lieu of all or the applicable portion of the shares of our common stock comprising the daily share amount for any VWAP trading day in the applicable observation period will equal the product of:

•	the cash percentage;

•	the daily share amount for such VWAP trading day; and

•	the daily VWAP for such VWAP trading day,

(such product, the “daily net cash portion”).

The number of shares of our common stock, if any, that we will deliver will be a percentage of the daily share amount equal to 100% minus the cash percentage.

If we fail to timely specify a cash percentage for a conversion date, we will no longer have the right to specify a cash percentage with respect to the applicable conversion and must settle the daily share amount for each VWAP trading day in the applicable observation period in shares of our common stock, if any.

Except as described under “—Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock”, we will deliver the consideration due in respect of conversion of the 2021 notes on the third business day immediately following the last VWAP trading day of the applicable observation period.

We will deliver cash in lieu of any fractional share of common stock issuable upon conversion of the 2021 notes based on the daily VWAP on the last VWAP trading day of the applicable observation period.

Each conversion will be deemed to have been effected as to any 2021 notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the last VWAP trading day of the applicable observation period.

Definitions

The “daily conversion value” means, for each of the 20 consecutive trading days during the observation period, 1/20th of the product of:

•	the conversion rate on such VWAP trading day; and

•	the daily VWAP on such VWAP trading day.

The “daily VWAP” means, for each of the 20 consecutive trading days during the applicable observation period, the per share volume—weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TSLA.Q <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume—weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day reasonably determined, using a volume—weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•

if the relevant conversion date occurs prior to the applicable Free Conversion Date, the 20 consecutive VWAP trading day period beginning on, and including, the third VWAP trading day immediately succeeding such conversion date; and

•

if the relevant conversion date occurs on or after the applicable Free Conversion Date, the 20 consecutive VWAP trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding the applicable maturity date (if such scheduled trading day is not a VWAP trading day, the immediately following VWAP trading day).

“VWAP trading day” means a day on which:

•	there is no “market disruption event” (as defined below); and

•	trading in our common stock generally occurs on the relevant stock exchange.

If our common stock is not listed or admitted for trading on any relevant stock exchange, “VWAP trading day” means a “business day”.

“Market disruption event” means:

•	a failure by the relevant stock exchange to open for trading during its regular trading session; or

•

the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.

“Scheduled trading day” means a day that is scheduled to be a trading day on the relevant stock exchange. If our common stock is not listed, quoted or traded on any U.S. securities exchange or any other market, “scheduled trading day” means a “business day”.

Conversion Rate Adjustments

The applicable conversion rate for each series of notes will be adjusted as described below, except that we will not make any adjustments to the applicable conversion rate if holders of the notes of the applicable series participate (other than in the case of a share split or share combination), as a result of holding the notes of such series, and contemporaneously with common stock holders, in any of the transactions described below as if such holders of the notes of such series held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes of such series held by such holder, without having to convert their notes of such series.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the applicable conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS2

where,

CR0 =

the applicable conversion rate in effect immediately prior to the open of business on the ex dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex dividend date or effective date, as applicable;

OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex dividend date or effective date, as applicable; and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or the outstanding shares of common stock are not so split or combined, as the case may be, the applicable conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution or to effect such share split or share combination, to the conversion rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared.

(2)	If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days from the declaration date for such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, the applicable conversion rate will be increased based on the following formula:

CR1 = CR0 x	(OS0 + X)
(OS0 + Y)

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex dividend date for such distribution;

CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex dividend date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex dividend date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the applicable conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the applicable conversion rate shall be decreased to the conversion rate that would then be in effect if such distribution had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions”, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends or distributions as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•	spin offs as to which the provisions set forth below in this clause (3) shall apply;

then the applicable conversion rate will be increased based on the following formula:

CR1 = CR0	x	SP0
(SP0 – FMV)

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex dividend date for such distribution;

CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex dividend date;

SP0 =

the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex dividend date for such distribution; and

FMV =	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock as of the open of business on the ex dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex dividend date for such distribution. If such distribution is not so paid or made, the applicable conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the applicable conversion rate in effect on the ex dividend date for the distribution.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs; and

•	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin off”, the applicable conversion rate will be increased based on the following formula:

CR1 = CR0	x	FMV0 + MP0
MP0

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex dividend date for such spin off;

CR1 =	the applicable conversion rate in effect immediately after the open of business on the ex dividend date for such spin-off;

FMV =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex dividend date of the spin off (the “valuation period”); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the applicable conversion rate under the preceding paragraph will be determined on the last trading day of the valuation period, but will be given effect at the open of business on the ex dividend date for such spin off. Notwithstanding the foregoing, in respect of any conversion during the valuation period, references in the preceding paragraph with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex dividend date of such spin off and the conversion date in determining the conversion rate. If the ex dividend date for the spin off is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex dividend date for the spin off to, and including, the last trading day of such observation period.

(4)	If we pay any cash dividend or distribution to all or substantially all holders of our common stock, the applicable conversion rate will be adjusted based on the following formula:

CR1 = CR0	x	SP0
(SP0 – C)

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex dividend date for such dividend or distribution;

CR1 =	the applicable conversion rate in effect immediately after the open of business on the ex dividend date for such dividend or distribution;

SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex dividend date for such dividend or distribution; and

C =	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase to the applicable conversion rate made under this clause (4) shall become effective immediately after the open of business on the ex dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the applicable conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the applicable conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the applicable conversion rate on the ex dividend date for such cash dividend or distribution.

(5)	If we make or any of our subsidiaries makes a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the applicable conversion rate will be increased based on the following formula:

CR1 = CR0	x	AC + (SP1 x OS1)
(OS0 x SP1)

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the trading day next succeeding the date such tender or exchange offer expires;

CR1 =	the applicable conversion rate in effect immediately after the open of business on the trading day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately prior to the consummation of the purchase of all shares accepted for purchase or exchange in such tender or exchange offer;

OS1 =	the number of shares of our common stock outstanding immediately after the consummation of the purchase of all shares accepted for purchase or exchange in such tender or exchange offer; and

SP1 =

the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the applicable conversion rate under the preceding paragraph will be determined at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires, but will be given effect at the open of business on the trading day next succeeding the date such tender or exchange offer expires. Notwithstanding the foregoing, in respect of any conversion within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references in the preceding paragraph with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate. In addition, if the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in the preceding paragraph to 10 trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such observation period. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in the applicable conversion rate.

In the event that we or one of our subsidiaries is obligated to purchase shares of common stock pursuant to any such tender offer or exchange offer, but we or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the applicable conversion rate unless the adjustment would require a change of at least 1% in the applicable conversion rate. However, we will carry forward any adjustment that is less than 1% of the applicable conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the notes and (b) otherwise (1) upon conversion of any notes of the applicable series or (2) prior to any fundamental change purchase date, unless such adjustment has already been made.

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the applicable conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex dividend date as described above, and a holder that has converted its notes on or after such ex dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

As used in this section, “effective date” means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of 2019 notes exceed 3.9597 or the conversion rate per $1,000 principal amount of 2021 notes exceed 3.9597, subject in each case to adjustment in the same manner as the applicable conversion rate as set forth under “—Conversion Rate Adjustments”.

Except as stated herein, we will not adjust the applicable conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. Further, the applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

for ordinary course of business stock repurchases that are not tender offers referred to in clause (5) of the adjustments above, including structured or derivative transactions, pursuant to a stock repurchase program approved by our board of directors;

•

upon the issuance of any shares of our common stock or options, warrants or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant or right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of our common stock; or

•	for accrued and unpaid interest, if any.

We are permitted to increase the applicable conversion rate of either or both series of notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the applicable conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations”.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•	any consolidation, merger, combination, statutory or binding share exchange or similar transaction involving us; or

•	sale, conveyance, lease or other transfer or similar transaction to a third party of all or substantially all of the consolidated assets of ours and our subsidiaries, taken as a whole,

in each case as a result of which our common stock would be converted into, or exchanged for, cash, securities or other property or assets (any such event, a “share exchange event” and any such cash, securities or other property or assets, “reference property”, and the amount of reference property that a holder of one share of our common stock immediately prior to such transaction would have been entitled to receive upon the occurrence of such transaction, a “unit of reference property”), then we or the successor or purchasing company, as the case may be, will execute with the trustee, without the consent of the holders, a supplemental indenture with respect to each series providing that, at and after the effective time of the transaction, a holder’s right to convert a note into cash and, if applicable, shares of our common stock will be changed into the right to convert a note into cash and, if applicable, units of reference property. However, at and after the effective time of the transaction:

•

in the case of the 2019 notes, we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of 2019 notes, as set forth under “––Settlement upon Conversion—2019 Notes” and

•	any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash;

•

any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the units of reference property that a holder of that number of shares of our common stock would have received in such transaction; and

•	the daily VWAP will be calculated based on the value of a unit of reference property;

provided, however, that if the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the applicable conversion rate in effect on the conversion date (as may be increased by any additional shares as described under “— Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change”), multiplied by the price paid per share of common stock in such transaction and (ii) settlement will occur on the third business day immediately following the conversion date.

Such supplemental indenture will also provide for anti dilution and other adjustments that are as nearly equivalent as possible to the adjustments set described under “—Conversion Rate Adjustments” above. If the notes become convertible into reference property, we will notify the trustee and issue a press release containing the relevant information or publish the information on our website or through such other public medium as we may use at that time.

If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to purchase their notes upon a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” below, as the board of directors (or an authorized committee thereof) reasonably considers necessary by reason of the foregoing.

For purposes of the foregoing, if the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and kind of reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and, if applicable, the period for determining the “stock price” for purposes of a make whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the applicable conversion rate that becomes effective, or any event requiring an adjustment to the applicable conversion rate where the ex dividend date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change

If the “effective date” (as defined below) of a “make whole fundamental change” (as defined below) occurs prior to the applicable maturity date of the notes and a holder elects to convert its notes in connection with such make whole fundamental change, we will, under certain circumstances, increase the applicable conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below.

A “make whole fundamental change” means any transaction or event that constitutes a fundamental change defined below in clause (1), (2) or (4) under the definition of “fundamental change” in “—Fundamental Change Permits Holders to Require Us to Purchase Notes”, after giving effect to any exceptions or exclusions from such definition but without regard to the proviso in clause (2) of the definition thereof.

A conversion of notes will be deemed for these purposes to be “in connection with” such make whole fundamental change if the notice of conversion (or, in the case of a global note, the relevant notice of conversion in accordance with DTC’s applicable procedures) is received by the conversion agent from, and including, the effective date of the make whole fundamental change up to the close of business on the business day immediately preceding the related fundamental change purchase date (or, in the case of a make whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make whole fundamental change).

If the consideration for our common stock in any make whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date.

We will notify holders of the effective date of any make whole fundamental change and issue a press release announcing such effective date or publish the information on our website or through such other public medium as we may use at that time no later than five business days after such effective date.

The number of additional shares, if any, by which the applicable conversion rate will be increased will be determined by reference to the applicable table below, based on the date on which the make whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make whole fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a make whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make whole fundamental change.

The stock prices set forth in the column headings of the tables below will be adjusted as of any date on which the applicable conversion rate is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the applicable conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the applicable conversion rate as set forth under “—Conversion Rate Adjustments”.

The following table sets forth the number of additional shares to be added to the conversion rate with respect to the 2019 notes per $1,000 principal amount of 2019 notes in connection with a make whole fundamental change:

	Stock Price
Effective Date	$252.54	$275.00	$300.00	$325.00	$359.87	$400.00	$450.00	$500.00	$550.00	$600.00	$700.00	$900.00
March 5, 2014	1.1809	1.0033	0.8271	0.6847	0.5280	0.3920	0.2686	0.1806	0.1174	0.0721	0.0186	0.0000
March 1, 2015	1.1809	0.9914	0.8117	0.6673	0.5094	0.3734	0.2515	0.1657	0.1049	0.0621	0.0134	0.0000
March 1, 2016	1.1809	0.9724	0.7880	0.6407	0.4812	0.3457	0.2263	0.1440	0.0871	0.0482	0.0069	0.0000
March 1, 2017	1.1809	0.9506	0.7573	0.6046	0.4417	0.3063	0.1904	0.1135	0.0628	0.0299	0.0005	0.0000
March 1, 2018	1.1809	0.9113	0.7000	0.5364	0.3673	0.2333	0.1265	0.0625	0.0252	0.0055	0.0000	0.0000
March 1, 2019	1.1809	0.8576	0.5545	0.2981	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The following table sets forth the number of additional shares to be added to the conversion rate with respect to the 2021 notes per $1,000 principal amount of 2021 notes in connection with a make whole fundamental change:

	Stock Price
Effective Date	$252.54	$275.00	$300.00	$325.00	$359.87	$400.00	$450.00	$500.00	$550.00	$600.00	$700.00	$900.00
March 5, 2014	1.1809	1.0177	0.8495	0.7125	0.5603	0.4263	0.3027	0.2126	0.1462	0.0970	0.0348	0.0000
March 1, 2015	1.1809	0.9993	0.8307	0.6936	0.5420	0.4093	0.2876	0.1996	0.1352	0.0880	0.0292	0.0000
March 1, 2016	1.1809	0.9806	0.8105	0.6731	0.5217	0.3901	0.2704	0.1847	0.1226	0.0777	0.0230	0.0000
March 1, 2017	1.1809	0.9700	0.7963	0.6566	0.5039	0.3722	0.2537	0.1700	0.1101	0.0675	0.0171	0.0000
March 1, 2018	1.1809	0.9666	0.7861	0.6418	0.4856	0.3525	0.2346	0.1529	0.0956	0.0556	0.0105	0.0000
March 1, 2019	1.1809	0.9605	0.7690	0.6176	0.4560	0.3213	0.2054	0.1279	0.0757	0.0408	0.0045	0.0000
March 1, 2020	1.1809	0.9202	0.7095	0.5464	0.3777	0.2437	0.1365	0.0713	0.0322	0.0101	0.0000	0.0000
March 1, 2021	1.1809	0.8576	0.5545	0.2981	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective date may not be set forth in the tables above, in which case:

•

if the stock price is between two stock prices in the applicable table or the effective date is between two effective dates in the applicable table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable;

•

if the stock price is greater than $900.00 per share, in the case of the 2019 notes, or $900.00 per share, in the case of the 2021 notes (subject, in each case, to adjustment in the same manner as the stock prices set forth in the column headings of the tables above), no additional shares will be added to the applicable conversion rate; and

•

if the stock price is less than $252.54 per share, in the case of the 2019 notes, or $252.54 per share, in the case of the 2021 notes (subject, in each case, to adjustment in the same manner as the stock prices set forth in the column headings of the tables above), no additional shares will be added to the applicable conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 3.9597, in the case of the 2019 notes, or 3.9597, in the case of the 2021 notes, subject, in each case, to adjustment in the same manner as the applicable conversion rate as set forth under “—Conversion Rate Adjustments”.

Our obligation to increase the applicable conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to purchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or an integral multiple of $1,000 on the fundamental change purchase date, which will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below or, if we fail to specify a fundamental change purchase date, the 35th business day following the date of our fundamental change notice (without prejudice to any rights or remedies holders may have on account of such failure).

The fundamental change purchase price we are required to pay will be equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but not including, the fundamental change purchase date (unless the fundamental change purchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, cash, securities or other property or assets; (B) any consolidation, merger, combination, statutory or binding share exchange or similar transaction involving us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, conveyance, lease or other transfer or similar transaction in one transaction or a series of related transactions of all or substantially all of the consolidated assets of ours and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)	our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of the NASDAQ Global Select Market, NASDAQ Global Market or New York Stock Exchange (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of shares of common stock or depositary receipts representing common equity interests, in each case, that are listed or quoted on any of the NASDAQ Global Select Market, NASDAQ Global Market or New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions (these securities being referred to as “publicly traded securities”) and, as a result of such transaction or transactions, the notes become convertible into such public traded securities, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”).

On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	the applicable conversion rate and any adjustments to the applicable conversion rate;

•

that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will issue a press release and publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change purchase right, you must deliver, on or before the close of business on the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice, to the paying agent. Each purchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, the purchase notice given by each holder must comply with applicable DTC procedures.

Holders may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes, which must be $1,000 aggregate principal amount or an integral multiple thereof;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the purchase notice, which must be $1,000 aggregate principal amount or an integral multiple thereof.

If the notes are not in certificated form, the withdrawal notice given by each holder must comply with applicable DTC procedures.

We will be required to purchase the notes on the fundamental change purchase date. Holders who have exercised the purchase right will receive payment of the fundamental change purchase price on the later of:

•	the fundamental change purchase date; and

•	the time of book-entry transfer or the delivery of the notes.

If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then, with respect to the notes that have been properly surrendered for purchase and not validly withdrawn:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•

all other rights of the holder will terminate (other than (x) the right to receive the fundamental change purchase price and (y) if the fundamental change purchase date falls after a regular record date but on or prior to the related interest payment date, the right of the holder of record on such regular record date to receive the related interest payment).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes;

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Purchase Notes” to be exercised in the time and in the manner specified in the indenture.

No notes may be purchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated (other than in connection with a default in the payment of the fundamental change purchase price), and such acceleration has not been rescinded, on or prior to such date.

The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the sale, conveyance, lease or other transfer of “all or substantially all” of the consolidated assets of ours and our subsidiaries, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the sale, conveyance, lease or other transfer of less than all of the consolidated assets of ours and our subsidiaries, taken as a whole, may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to purchase the notes for cash may be limited by restrictions on our ability to obtain funds for such purchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes—We May Not Have the Ability to Raise the Funds Necessary to Settle Conversions of the Notes or to Purchase the Notes upon a Fundamental Change”. If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, our 1.50% Convertible Senior Notes due 2018 include, and other indebtedness that we may incur in the future may include, similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations under the notes and the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions specified in the indenture are met.

For the avoidance of doubt, notwithstanding the foregoing, the sale, conveyance or transfer of intellectual property and similar or related assets and our equity ownership interests in foreign subsidiaries to one or more of our subsidiaries, in each case, in connection with our global tax optimization strategies in conjunction with business operations will not be considered “all or substantially all of our properties and assets.”

Upon any such consolidation, merger, conveyance, transfer or lease, the successor person (if other than us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

Each of the following is an event of default with respect to either series of notes:

(1)	default in any payment of interest on any note of such series when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any note of such series when due and payable at its applicable stated maturity, upon any required purchase, upon declaration of acceleration or otherwise;

(3)	our failure to comply with our obligation to convert the notes of such series in accordance with the indenture upon exercise of a holder’s conversion right for a period of five business days;

(4)	our failure to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;

(5)	our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to such series of notes when due;

(6)	our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes of such series then outstanding has been received to comply with any of our other agreements contained in the notes of such series or the indenture;

(7)	default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $150 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created, constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required purchase, upon declaration of acceleration or otherwise, unless such principal is paid (or the indebtedness with respect thereto is discharged) or such payment of such principal is waived or is otherwise no longer due and payable or such acceleration is rescinded or annulled, prior to a date that is 30 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes (provided, however, that if such principal is paid (or the indebtedness with respect thereto is discharged) or such payment of such principal is waived or is otherwise no longer due and payable or such acceleration is rescinded or annulled, then the event of default by reason of the failure to pay such principal when due shall be deemed not to have occurred); and

(8)	certain events of bankruptcy, insolvency, or reorganization of us, any of our significant subsidiaries (as defined below).

A “significant subsidiary” is a subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC, provided that in the case of a subsidiary that meets the criteria of clause (3) thereof but not clause (1) or (2) thereof, such subsidiary shall not be a “significant subsidiary” unless such subsidiary’s income from continuing operations before income taxes, extra items and cumulative effect of changes in accounting principles exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $150 million.

If an event of default occurs and is continuing with respect to either series of notes (other than an event of default described in clause (8) above with respect to us (and not with respect to a significant subsidiary)), the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes of such series, by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the notes of such series to be due and payable; upon such a declaration, such principal and any accrued and unpaid interest will be due and payable immediately. Upon an event of default described in clause (8) above with respect to us (and not with respect to a significant subsidiary), 100% of the aggregate principal amount and accrued and unpaid interest will automatically be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, with respect to any series of notes, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes of such series at a rate equal to (x) 0.25% per annum of the principal amount of the notes of such series outstanding for the first 180 days of the 270-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (y) 0.50% per annum of the principal amount of the notes of such series outstanding for the last 90 days of such 270-day period as long as such event of default is continuing. If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes of such series. If the event of default relating to the reporting obligations is not cured or waived prior to such 271st day, on the 271st day after such event of default such additional interest will cease to accrue and the notes of such series will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes of such series in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph with respect to any series of notes or we elected to make such payment but do not pay the additional interest when due, the notes of such series will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 270 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph with respect to any series of notes, we must notify all holders of notes of such series, the trustee and the paying agent of such election on or before the close of business on the date on which such event of default first occurs. Upon our failure to timely give such notice, the notes of such series will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes of any series upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes of any series may waive all past defaults with respect to the notes of such series (except with respect to nonpayment of principal or interest, the failure to deliver the consideration due upon conversion or any other provision that requires the consent of each affected holder to amend) and rescind any such acceleration with respect to the notes of such series and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes of such series that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change purchase price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing with respect to any series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes of such series unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes of any series unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding notes of such series have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding notes of such series have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to such series.

We are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute defaults, their status and what action we are taking or proposing to take in respect thereof; provided that no notice shall be required to the extent that the event that would constitute a default has been cured or waived. The indenture provides that in the event an event of default has occurred and is continuing with respect to any series of notes, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture at our instruction, the trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs with respect to any series of notes and is continuing and is known to the trustee, the trustee must mail to each holder of notes of such series notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders of notes of such series. In addition, we are also required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

Modification and Amendment

We and the trustee may amend or supplement the indenture with respect to the notes of any series with the consent of the holders of a majority in aggregate principal amount of the outstanding notes of such series. In addition, the holders of a majority in aggregate principal amount of the outstanding notes of such series may waive our compliance in any instance with any provision of the indenture without notice to the other holders of notes of such series. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding notes affected thereby if such amendment, supplement or waiver would:

•	change the stated maturity of the principal of or any interest on the notes;

•	reduce the principal amount of or interest on the notes;

•

reduce the fundamental change purchase price of any note or amend or modify the provisions with respect to the purchase rights of the holders as described above under “—Purchase of Notes at Your Option upon a Fundamental Change” in a manner adverse to holders of notes;

•	reduce the amount of principal payable upon acceleration of the maturity of the notes;

•	change the currency of payment of principal of (including the fundamental change purchase price) or interest on the notes, or change any note’s place of payment;

•

impair the right of any holder to receive payment of principal of and interest on such holder’s notes, or consideration due upon conversion, on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the notes or the consideration due upon conversion;

•	change the ranking of the notes;

•

impair or adversely affect the right of holders to convert notes or otherwise modify the provisions with respect to conversion, or reduce the conversion rate, subject to such modifications as are required under the indenture; or

•

modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of notes.

We and the trustee may amend or supplement the indenture or the notes of any series without notice to, or the consent of, the holders of the notes of such series:

•	to cure any ambiguity, omission, defect or inconsistency in the indenture or in the notes of such series in a manner that does not adversely affect holders of the notes of such series;

•

to provide for the assumption by a successor corporation of our obligations under the indenture and the notes, in accordance with the provisions of the indenture described above under “—Consolidation, Merger and Sale of Assets”;

•

to make provisions with respect to conversion rights of the holders of the notes of such series as described under “—Conversion Rights— Recapitalizations, Reclassifications and Changes of Our Common Stock” in accordance with the applicable provisions of the indenture;

•	to appoint a successor trustee with respect to the notes of such series;

•	to add guarantees with respect to the notes of such series;

•	to secure the notes of such series;

•	to add to our covenants for the benefit of the holders of the notes of such series or surrender any right or power conferred upon us;

•	to make any change that does not adversely affect the rights of any holder of the notes of such series;

•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•	to conform the provisions of the indenture to the “Description of Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders of the applicable series of notes a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes of any series, or by depositing with the trustee or delivering to the holders of such series of notes, as applicable, after all of the notes of such series have become due and payable, whether at maturity or at any fundamental change purchase date, and/or have been converted (and the related conversion settlement amounts have been determined), cash or cash and, if applicable, shares of common stock (solely to satisfy conversions), as applicable, sufficient to pay all of the outstanding notes of such series and/or satisfy all conversions, as the case may be, and pay all other sums payable under the indenture by us with respect to such series. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, daily VWAPs, daily conversion values, daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Trustee

U.S. Bank National Association is the trustee, registrar, paying agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any party other than itself contained in this document or the related documents or for any failure by us or any other such party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered (a) to each person that DTC identifies as a beneficial owner of the related notes only if: (i) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days; or (ii) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or (b) if an event of default with respect to the notes has occurred and is continuing and any beneficial owner requests that its beneficial interest in the notes be exchanged for notes in physical, certificated form, to such beneficial owner in an amount corresponding to such beneficial interest.

DESCRIPTION OF CONVERTIBLE NOTE HEDGE AND WARRANT TRANSACTIONS

In connection with the pricing of the notes, we intend to enter into convertible note hedge transactions with one or more of the underwriters or their respective affiliates or other financial institutions (the “hedge counterparties”). The convertible note hedge transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock that are initially underlying the 2019 notes and the 2021 notes. Concurrently with entering into the convertible note hedge transactions, we also intend to enter into warrant transactions with the hedge counterparties relating to the same number of shares of our common stock, with a strike price of $512.6562, with respect to the warrants relating to the 2019 notes, and a strike price of $560.6388, with respect to the warrants relating to the 2021 notes, in each case subject to customary anti-dilution adjustments.

We intend to use approximately $186.3 million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the warrant transactions). If the underwriters exercise their option to purchase additional notes, we may sell additional warrants and use a portion of the proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions.

The convertible note hedge transactions are expected generally to reduce the potential dilution and/or offset potential cash payments in excess of the principal amount upon conversion of the 2019 notes and the 2021 notes in the event that the market price per share of our common stock, as measured under the terms of the related convertible note hedge transactions for the 2019 notes and the 2021 notes, is greater than the strike price of the related convertible note hedge transactions for the 2019 notes and the 2021 notes, which, for each convertible note hedge transaction, initially corresponds to the conversion price of the notes relating to such convertible note hedge transaction, and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of our common stock, as measured under the terms of the warrant transactions relating to the 2019 notes and the 2021 notes, exceeds the strike price of the warrants relating to the 2019 notes or the 2021 notes, as the case may be, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants relating to the 2019 notes or the 2021 notes, as the case may be.

We will not be required to make any cash payments to the hedge counterparties upon the exercise of the options that are a part of the convertible note hedge transactions, but will be entitled to receive from them a number of shares of our common stock and/or an amount of cash generally based on the amount by which the market price per share of our common stock, as measured under the terms of the convertible note hedge transactions for the 2019 notes and the 2021 notes, is greater than the strike price of the convertible note hedge transactions for the 2019 notes or the 2021 notes during the relevant valuation period under the relevant convertible note hedge transactions. Additionally, if the market price per share of our common stock, as measured under the terms of the warrant transactions relating to the 2019 notes and the 2021 notes, exceeds the strike price of the warrants relating to the 2019 notes or the 2021 notes, as the case may be, during the relevant measurement period at the maturity of the warrants (i.e., on the applicable expiration dates), we will owe the hedge counterparties a number of shares of our common stock in an amount based on the excess of such market price per share of our common stock over the strike price of the warrants relating to the 2019 notes or the 2021 notes, as the case may be.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties or their affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the hedge counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the 2019 notes and the 2021 notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or prevent an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversation of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.

The convertible note hedge transactions and the warrant transactions are separate transactions entered into by us with the hedge counterparties, are not part of the terms of the 2019 notes or the 2021 notes and will not change the holders’ rights under the notes or the Trustee’s rights or duties under the indenture. As a holder of the notes, you will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

For a discussion of the potential impact of any market or other activity by the hedge counterparties or their affiliates in connection with these convertible note hedge and warrant transactions, see “Underwriting—Convertible Note Hedge and Warrant Transactions” and “Risk Factors—Risks Related to the Notes—The Convertible Note Hedge and Warrant Transactions May Affect the Value of the Notes and Our Common Stock”.

DESCRIPTION OF COMMON STOCK

The following is a summary of our common stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been previously filed with the SEC, and applicable provisions of Delaware law.

General

Our authorized capital stock consists of 2,100,000,000 shares, with a par value of $0.001 per share, of which 2,000,000,000 shares are designated as common stock.

As of December 31, 2013, we had outstanding 123,090,990 shares of common stock, held of record by 699 stockholders. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares are held by banks, brokers and other financial institutions.

In addition, as of December 31, 2013, we also had outstanding options to acquire 22,640,942 shares of common stock.

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Registration Rights

Stockholder Registration Rights—Overview

Certain holders of unregistered common stock purchased in private placements, or their permitted transferees (Registration Rights Holders), are entitled to rights with respect to the registration of such shares under the Securities Act. These rights are provided under the terms of an investors’ rights agreement between us and the holders of these shares, and include demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

The registration rights terminate with respect to the registration rights of an individual holder after the date that is five years following such time when the holder can sell all of the holder’s shares in any three month period under Rule 144 or another similar exemption under the Securities Act, unless such holder holds at least 2% of our voting stock.

Stockholder Registration Rights—Demand Registration Rights

The Registration Rights Holders are currently entitled to demand registration rights. Under the terms of the investors’ rights agreement, we will be required, at our expense, upon the written request of holders of a majority of these shares, to use our best efforts to register all or a portion of these shares for public resale. We are required to effect only two registrations pursuant to this provision of the investors’ rights agreement. In addition, we are required to effect up to two separate registrations upon the written request of Blackstar Investco LLC, or Blackstar.

Stockholder Registration Rights—Short-Form Registration Rights

The Registration Rights Holders are also currently entitled to short-form registration rights. If we are eligible to file a registration statement on Form S-3, these holders have the right, upon written request from either the holders of at least 20% of these shares to us, or Blackstar, to have such shares registered by us at our expense if the proposed aggregate offering price of the shares to be registered by the holders requesting registration, net of underwriting discounts and commissions, is at least $1,000,000, subject to certain exceptions.

Stockholder Registration Rights—Piggyback Registration Rights

The Registration Rights Holders are currently entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration at our expense. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and our amended and restated bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.

In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by the chairperson of the board, the chief executive officer or our board of directors. Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Board Classification

Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is it more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.

No Cumulative Voting

Our amended and restated certificate of incorporation and amended and restated bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Amendment of Charter Provisions

The amendment of the above provisions of our amended and restated certificate of incorporation requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•

at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ComputerShare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 662-7232.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “TSLA.”

PRICE RANGE OF COMMON STOCK

Our common stock has been traded on the Nasdaq Global Select Market under the symbol “TSLA” since June 29, 2010. Prior to that time there was no public market for our stock. The following table sets forth for the indicated periods the high and low intraday sales prices per share for our common stock on the Nasdaq Global Select Market.

	High	Low
Year Ended December 31, 2012:
First Quarter	$39.95	$22.64
Second Quarter	$38.47	$26.83
Third Quarter	$36.00	$25.52
Fourth Quarter	$35.80	$26.86

Year Ending December 31, 2013:
First Quarter	$40.00	$32.11
Second Quarter	$114.90	$40.21
Third Quarter	$194.50	$104.50
Fourth Quarter	$194.23	$116.10

Year Ending December 31, 2014:
First Quarter (through February 27, 2014)	$265.00	$136.67

The last reported sale price for our common stock on the Nasdaq Global Select Market was $252.54 per share on February 27, 2014. We estimate that there were approximately 669 holders of record of our common stock as of January 31, 2014.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and compliance with future credit agreements and other loan arrangements, which may restrict or limit our ability to pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, restricted cash and capitalization as of December 31, 2013:

•	on an actual basis; and

•

on an as adjusted basis to give effect to this offering of notes (assuming the underwriters’ over-allotment options are not exercised), after deducting the underwriting discounts and estimated offering expenses payable by us, and the application of the net proceeds from this offering to pay the cost of the convertible note hedge transactions entered into in connection with this offering, as described in “Use of Proceeds”.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus from our annual report on Form 10-K for the fiscal year ended December 31, 2013.

	As of December 31, 2013
	Actual	As Adjusted
		(Unaudited)
	(in thousands, except share and per share data)
Cash and cash equivalents (1)	$845,889	$2,628,469

Restricted cash (2)	$9,447	$9,447

Capital lease obligations, less current portion	$12,855	$12,855
Long-term debt:
1.50% convertible senior notes due 2018 (3)	586,119	586,119
0.25% convertible senior notes due 2019 offered hereby (4)	—	800,000
1.25% convertible senior notes due 2021 offered hereby (4)	—	1,200,000

Total long-term debt:	586,119	2,586,119

Stockholders’ equity:
Preferred stock, par value $0.001; 100,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted	—	—
Common stock, par value $0.001; 2,000,000,000 shares authorized; 123,090,990 shares issued and outstanding, actual and as adjusted (5)	123	123
Additional paid-in capital (1)(3)(4)	1,806,617	1,620,297
Accumulated deficit	(1,139,620)	(1,139,620)

Total stockholders’ equity	667,120	480,800

Total capitalization	$1,266,094	$3,079,774

(1)	Gives effect to our net payment of approximately $186.3 million to enter into convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the warrant transactions). See “Description of Convertible Note Hedge and Warrant Transactions.”
(2)	Restricted cash includes security deposits held by vendors as part of the vendors’ standard credit policies, security deposits related to lease agreements and equipment financing, and certain refundable reservation payments segregated in accordance with state consumer protection regulations.
(3)	In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. The amount shown in the table above for the 1.50% convertible senior notes due 2018 reflects the debt discount as of December 31, 2013. ASC 470-20 does not affect the actual amount that we are required to repay. We had $660.0 million in aggregate principal amount of our 1.50% convertible senior notes due 2018 outstanding as of December 31, 2013.

(4)	As noted in footnote (3), in accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amounts shown in the table above for the notes offered hereby are the aggregate principal amount of the notes without reflecting the debt discount or fees and expenses that we are required to recognize or the increase in additional paid-in capital on our consolidated balance sheet.
(5)	The number of shares of common stock that will be outstanding after this offering is based on the 123,090,990 shares outstanding as of December 31, 2013 and excludes:
•	22,640,942 shares of common stock issuable upon the exercise of options outstanding at December 31, 2013 at a weighted average exercise price of $26.70 per share;
•	4,226,392 shares of common stock reserved for future issuance under our stock-based compensation plans, consisting of 1,726,370 shares of common stock reserved for issuance under our 2010 Equity Incentive Plan and 2,500,022 shares of common stock reserved for issuance under our 2010 Employee Stock Purchase Plan and shares that become available under the 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan pursuant to provisions thereof that may automatically increase the share reserves under the plans each year;
•	the shares of common stock reserved for issuance upon conversion of our 1.50% Convertible Senior Notes due 2018 and the warrant transactions entered into in connection with the issuance of these notes; and
•	the shares of common stock to be reserved for issuance upon conversion of the notes being offered hereby and the warrant transactions being entered into in connection therewith.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the common stock into which the notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes or common stock. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the notes and common stock as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding notes or common stock as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code). Finally, the summary does not address the potential application of the tax on net investment income, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

U.S. Holders

As used herein, the term “U.S. holder” means a beneficial owner of the notes or the common stock into which the notes may be converted that, for U.S. federal income tax purposes is (1) an individual citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of the notes or the common stock into which the notes may be converted (other than a partnership, including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note or common stock acquired upon conversion of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note or common stock acquired upon conversion of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of such note or common stock.

Taxation of Interest

U.S. holders will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with their regular method of tax accounting.

In general, if the terms of a debt instrument entitle a holder to receive payments (other than fixed periodic interest) that exceed the issue price of the instrument by more than a de minimis amount, the holder will be required to include such excess in income as “original issue discount” over the term of the instrument, irrespective of the holder’s regular method of tax accounting. We believe that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

Additional Interest

We may be required to make payments of additional interest to holders of the notes under the circumstances described under “Description of Notes—Events of Default” above. We believe that there is only a remote possibility that we would be required to pay additional interest, or that if such additional interest were required to be paid, it would be an incidental amount, and therefore we intend to take the position that this possible payment of additional interest will not subject the notes to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to the notes). Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments. If, contrary to expectations, we pay additional interest, although it is not free from doubt, such additional interest should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid in accordance with the U.S. holder’s regular method of tax accounting. In the event we pay additional interest on the notes, U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss if the holder disposes of a note in a sale, exchange, redemption or other taxable disposition (other than conversion of a note into cash and shares of our common stock, the U.S. federal income tax consequences of which are described under “—U.S. Holders—Conversion of Notes” below). The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s tax basis in the note. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. The U.S. holder’s tax basis in the note generally will equal the amount the holder paid for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year, or short-term capital gain or loss if the holder held the note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Conversion of Notes

Upon conversion of a note solely into cash, a U.S. holder generally will be subject to the rules described under “—U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of Notes” above, subject to the discussion under “—U.S. Holders—Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a make-whole change in control may be treated as a taxable stock dividend.

A U.S. holder generally will not recognize any income, gain or loss on the conversion of a note solely into shares of our common stock, except with respect to cash received in lieu of a fractional share of common stock and the fair market value of any common stock attributable to accrued and unpaid interest, subject to the discussion under “—U.S. Holders—Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a make-whole change in control may be treated as a taxable stock dividend. The U.S. holder’s aggregate tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest) will equal the U.S. holder’s tax basis in the note. The U.S. holder’s holding period in the common stock (other than shares attributable to accrued interest) will include the holding period in the note.

The tax consequences of the conversion of a note into a combination of cash and shares of our common stock are not entirely clear. If the note constitutes a “security” for U.S. federal income tax purposes, a U.S. holder may be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. The term “security” is not defined in the Code or in the Treasury Regulations, and has not been clearly defined by judicial decisions. An instrument is a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years may not be treated as “securities.” In addition, the convertibility of a debt instrument into stock of the issuer may argue in favor of “security” treatment because of the possible equity participation in the issuer. We intend to take the position that the notes are “securities” for U.S. federal income tax purposes.

If the note is a security and the conversion is treated as a recapitalization for U.S. federal income tax purposes, the U.S. holder would not be permitted to recognize loss, but would be required to recognize gain. The amount of gain recognized by a U.S. holder would equal the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) upon conversion over (B) the U.S. holder’s tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest). Subject to the discussion under “—U.S. Holders—Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a make-whole change in control may be treated as a taxable stock dividend, the gain recognized by a U.S. holder upon conversion of a note will be long-term capital gain if the holder held the note for more than one year, or short-term capital gain if the holder held the note for one year or less, at the time of the conversion. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The U.S. holder’s tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. holder’s holding period in the common stock (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

Alternatively, the conversion of a note into a combination of cash and shares of our common stock may be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into common stock. In such case, a U.S. holder’s aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock on a pro rata basis. The U.S. holder generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder’s tax basis in the portion of the note treated as redeemed, subject to the discussion under “—U.S. Holders—Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with make-whole change in control may be treated as a taxable stock dividend. See “—U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of Notes” above. With respect to the portion of the note treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and common stock received attributable to accrued and unpaid interest), subject to the discussion under “—U.S. Holders—Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with make-whole change in control may be treated as a taxable stock dividend. The tax basis allocated to the portion of the note treated as converted into common stock would be the U.S. holder’s tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest). The U.S. holder’s holding period in the common stock (other than shares attributable to accrued interest) would include the holding period in the converted note.

With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. holder generally will recognize gain or loss equal to the difference between the cash received and that portion of the holder’s tax basis in the common stock attributable to the fractional share on a proportionate basis in accordance with its relative fair market value.

Any cash and the value of any portion of our common stock that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. holder will be taxed as ordinary income. The basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest will begin on the day after the date of conversion.

A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in “Description of Notes—Conversion Rights,” should consult its own tax advisor concerning the appropriate treatment of such payment.

If we undergo certain corporate transactions, as described under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate—Recapitalizations, Reclassifications and Changes of Our Common Stock” above, the conversion obligation may be adjusted so that holders would be entitled to convert the notes into the type of consideration that they would have been entitled to receive upon such corporate transaction had the notes been converted into our common stock immediately prior to such corporate transaction, except that such holders will not be entitled to receive make-whole shares unless such notes are converted in connection with the relevant make-whole change in control. Depending on the facts and circumstances at the time of such corporate transaction, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes.

U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a corporate transaction.

Distributions

If, after a U.S. holder acquires any of our common stock upon a conversion of a note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution will be treated as a dividend and will be includible in a U.S. holder’s income when paid. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock. If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders are taxed at the reduced rates applicable to long-term capital gains, provided that certain holding period requirements are met.

Constructive Distributions

The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. A change in conversion rate that allows holders of notes to receive more shares of common stock on conversion may increase such holders’ proportionate interests in our earnings and profits or assets. In that case, the holders of notes may be treated as though they received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would result, for example, if the conversion rate is adjusted to compensate holders of notes for distributions of cash or property to our stockholders. The adjustment to the conversion rate of notes converted in connection with a make-whole change in control, as described under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change” above, also may be treated as a taxable stock distribution. If an event occurs that dilutes the interests of stockholders or increases the interests of holders of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), this also could be treated as a taxable stock distribution to holders of the notes. Conversely, if an event occurs that dilutes the interests of holders of the notes and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to the stockholders. Not all changes in the conversion rate that result in holders of notes receiving more common stock on conversion, however, increase such holders’ proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the holders’ interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive stock distributions. Any taxable constructive stock distribution resulting from a change to, or failure to change, the conversion rate that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as a distribution on our common stock paid in cash or other property. It would result in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its note or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated as a tax-free return of the holder’s investment in its note or common stock (as the case may be) or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividends would be eligible for the reduced rates described in the previous paragraph, as the requisite applicable holding periods might not be considered to be satisfied.

Sale, Exchange or Other Disposition of Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other disposition of common stock. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s tax basis in the stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a U.S. holder on a sale, exchange or other disposition of common stock will be long-term capital gain or loss if the holder’s holding period in the common stock is more than one year, or short-term capital gain or loss if the holder’s holding period in the common stock is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

Taxation of Interest

Payments of interest to non-U.S. holders are generally subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence), collected by means of withholding by the payor.

Payments of interest on the notes to most non-U.S. holders, however, will qualify as “portfolio interest,” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below.

The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

•	owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

•	is a “controlled foreign corporation” that is related, directly or indirectly, to us through stock ownership;

•

is engaged in the conduct of a trade or business in the United States to which such interest payments are effectively connected, and, generally, if an income tax treaty applies, such interest payments are attributable to a U.S. permanent establishment maintained by the non-U.S. holder (see the discussion under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business” below); or

•	is a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code.

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock (by vote or value) is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s voting stock.

The portfolio interest exemption, reduction of the withholding rate pursuant to the terms of applicable income tax treaty and several of the special rules for non-U.S. holders described below apply only if the holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN or other appropriate IRS Form W-8 or substitute form to us or our paying agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Sale, Exchange, Redemption, Conversion or Other Disposition of Notes or Common Stock

Non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of notes or common stock (other than with respect to payments attributable to accrued interest, which will be taxed as described under “—Non-U.S. Holders—Taxation of Interest” above), unless:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case the gain would be subject to tax as described below under “—Non-U.S. holders—Income or Gains Effectively Connected with a U.S. Trade or Business;”

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or

•	the rules of the Foreign Investment in Real Property Tax Act (or FIRPTA) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption or other disposition of notes or common stock by a non-U.S. holder if we currently are, or were at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the non-U.S. holder’s holding period for the notes or common stock disposed of), a “U.S. real property holding corporation” (or USRPHC). In general, we would be a USRPHC if interests in U.S. real property comprised at least 50% of the fair market value of our assets. We believe that we currently are not, and will not become in the future, a USRPHC.

Dividends

Dividends paid to a non-U.S. holder on any common stock received on conversion of a note, including any taxable constructive stock dividends resulting from certain adjustments (or failures to make adjustments) to the number of shares of common stock to be issued on conversion (as described under “—U.S. Holders—Constructive Distributions” above) generally will be subject to U.S. withholding tax at a 30% rate. The withholding tax on dividends (including any taxable constructive stock dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN or other appropriate IRS Form W-8 or substitute form. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Dividends on the common stock that are effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business are discussed below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business.”

Under proposed regulations relating to certain “dividend equivalent” payments, an adjustment to the conversion rate of the notes as a result of a dividend on our common stock may be subject to withholding tax at a different time or in a different amount than described above. Withholding tax applicable to any taxable constructive stock dividends received by a non-U.S. holder may be withheld from interest on the notes, distributions on the common stock, shares of common stock or proceeds subsequently paid or credited to the non-U.S. holder.

Income or Gains Effectively Connected With a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership or disposition of notes or common stock by a non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes, dividends on common stock, or gain from the sale, exchange, redemption, conversion or other disposition of the notes or common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the holder claims exemption from withholding by timely filing a properly executed IRS Form W-8ECI or appropriate substitute form. If the non-U.S. holder is a corporation (or an entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Legislation and Guidance relating to Foreign Accounts

Provisions commonly referred to as “FATCA” may impose withholding tax on certain types of payments made to “foreign financial institutions” and certain other foreign non-financial entities. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Treasury. Under final regulations and published guidance, any obligation to withhold from payments made to a foreign financial institution or a foreign non-financial entity under the new legislation with respect to dividends on our common stock will not begin until July 1, 2014 and with respect to the gross proceeds of a sale or other disposition of our common stock will not begin until January 1, 2017. In addition, the Treasury regulations provide that FATCA withholding generally will not apply to payments made on, or gross proceeds from a disposition of, a debt instrument such as the notes, outstanding as of July 1, 2014 unless such debt instrument is materially modified on or after such date. Prospective investors should consult their tax advisors regarding this legislation.

Backup Withholding and Information Reporting

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 28%.

Payments of interest or dividends (including constructive dividends) to U.S. holders of notes or common stock generally will be subject to information reporting, and will be subject to backup withholding, unless the holder (1) is an exempt payee, or (2) provides the payor with a correct taxpayer identification number and complies with applicable certification requirements. Payments made to U.S. holders by a broker upon a sale of notes or common stock will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

We must report annually to the IRS the interest and/or dividends (including constructive dividends) paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest and/or dividends, including any tax withheld pursuant to the rules described under “—Non-U.S. Holders—Taxation of Interest” and “—Non-U.S. Holders—Dividends” above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of dividends on our common stock or interest on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN or other appropriate IRS Form W-8 or substitute form. Payments made to non-U.S. holders by a broker upon a sale of the notes or our common stock will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes or common stock under the backup withholding rules will be allowed as a refund or can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

UNDERWRITING

We and Goldman, Sachs & Co., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named below, intend to enter into an underwriting agreement with respect to the notes. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to each of the underwriters, and each underwriter has agreed, severally and not jointly, to purchase from us the aggregate principal amount of notes indicated in the following table.

Underwriters	Principal Amount of the 2019 Notes	Principal Amount of the 2021 Notes
Goldman, Sachs & Co.	$320,000,000	$480,000,000
Morgan Stanley & Co. LLC	200,000,000	300,000,000
J.P. Morgan Securities LLC	140,000,000	210,000,000
Deutsche Bank Securities Inc.	140,000,000	210,000,000

Total	$800,000,000	$1,200,000,000

The underwriting agreement will provide that the underwriters are committed to take and pay for all of the notes being offered, if any are taken, other than the notes covered by the options described below unless and until one or both of such options are exercised. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed to indemnify the several underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Option to Purchase Additional Notes

The underwriters have an option to buy up to an additional $120,000,000 in aggregate principal amount of the 2019 notes and an option to buy up to an additional $180,000,000 in aggregate principal amount of the 2021 notes, in each case solely to cover over-allotments, if any. The underwriters may exercise these options for 30 days from the date of this prospectus supplement. To the extent that the underwriters exercise one or both of these options, the underwriters will severally, but not jointly, purchase the applicable notes in approximately the same proportion as set forth in the table above.

Underwriting Discounts and Expenses

The initial public offering prices are set forth on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the applicable initial public offering price set forth on the cover of this prospectus supplement. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable initial public offering price set forth on the cover of this prospectus supplement. If all the notes are not sold at the applicable initial public offering price, the underwriters may change the offering price and the other selling terms.

The following table shows the underwriting discount to be received by the underwriters in connection with the sale of the 2019 notes and the 2021 notes, assuming in each case both no exercise and full exercise of the applicable option to purchase additional notes.

	Without exercise of option	With full exercise of option
Per 2019 note	$15.00	$15.00
Total	$12,000,000	$13,800,000

	Without exercise of option	With full exercise of option
Per 2021 note	$15.00	$15.00
Total	$18,000,000	$20,700,000

We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1,100,000. We have agreed to reimburse the underwriters for certain expenses in an amount up to $30,000.

New Issue of Notes

The notes are new issues of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

No Sale of Similar Securities

We and Elon Musk, our Chief Executive Officer and Chairman of the Board of Directors, and the Elon Musk Revocable Trust dated July 22, 2003, or the Trust, have agreed with the underwriters, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock, options or warrants to purchase shares of common stock or securities convertible into, exchangeable for or that represent the right to receive shares of common stock, whether now owned or hereafter acquired, or engage in any other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of shares of our common stock, during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co. With respect to issuances or sales by us, this agreement does not apply to any existing equity incentive plans, securities issued upon the exercise of options or upon the exercise, conversion or exchange of the notes, warrants sold in connection with this offering or exercisable, convertible or exchangeable securities outstanding as of the date hereof, issuances of securities in connection with mergers or acquisitions we may make in an aggregate amount not to exceed 5% of our fully diluted outstanding stock as of the date hereof and other customary exceptions.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell notes and common stock in the open market. These transactions may include stabilizing transactions, short sales and purchases to cover positions created by short sales. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. If the underwriters create a short position in the notes in connection with the offering, the underwriters may cover that short position by purchasing notes in the open market or by exercising all or a part of the option to purchase additional notes described above.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, vehicle financing programs and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

Beginning in June 2011, Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., has made extensions of credit in the aggregate amount of $275 million to Elon Musk and the Elon Musk Revocable Trust dated July 22, 2003, or the Trust, a portion of which Mr. Musk used to purchase shares of our common stock in our public offering in May 2013 and private placements in June 2011 and June 2013. Interest on the loan accrues at market rates. Goldman Sachs Bank USA received customary fees and expense reimbursements in connection with these loans. As a regulated entity, Goldman Sachs Bank USA makes decisions regarding making and managing its loans independent of Goldman, Sachs & Co. Mr. Musk and Goldman have a long-standing relationship of almost a decade. In addition, Morgan Stanley Smith Barney LLC, an affiliate of Morgan Stanley & Co. LLC, has made a loan to Mr. Musk in the aggregate amount of $25 million. Interest on this loan accrues at market rates. Morgan Stanley Smith Barney LLC received customary fees and expense reimbursements in connection with this loan.

We are not a party to these loans, which are full recourse against Mr. Musk and the Trust and are secured by pledges of a portion of our common stock currently owned by Mr. Musk and the Trust and other shares of capital stock of unrelated entities owned by Mr. Musk and the Trust. The terms of these loans were negotiated directly between Mr. Musk and Goldman Sachs Bank USA and Morgan Stanley Smith Barney LLC.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that

Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Convertible Note Hedge and Warrant Transactions

In connection with the pricing of the notes, we intend to enter into privately negotiated convertible note hedge transactions with one or more of the underwriters or their respective affiliates or other financial institutions (the “hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of our common stock that will initially underlie the 2019 notes and the 2021 notes. The convertible note hedge transactions are expected to reduce the potential dilution to our common stock and/or offset potential cash payments in excess of the principal amount upon conversion of the 2019 notes and the 2021 notes. We also intend to enter into warrant transactions with the hedge counterparties relating to the same number of shares of our common stock, with a strike price of $512.6562, with respect to the warrants relating to the 2019 notes, and a strike price of $560.6388, with respect to the warrants relating to the 2021 notes, in each case subject to customary anti-dilution adjustments. However, the warrant transactions could separately have a dilutive effect on our earnings per share to the extent that the market price per share of our common stock exceeds the applicable strike price of the warrants relating to the 2019 notes or the 2021 notes on the applicable expiration dates.

We intend to use approximately $186.3 million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the warrant transactions). If the underwriters exercise their option to purchase additional notes, we may sell additional warrants and use a portion of the proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties or their affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the hedge counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities in secondary market transactions following the pricing of the notes and prior to the maturity of the 2019 notes and the 2021 notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or prevent an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the hedge counterparties or their affiliates in connection with these convertible note hedge and warrant transactions, see “Risk Factors—Risks Related to the Notes—The Convertible Note Hedge and Warrant Transactions May Affect the Value of the Notes and Our Common Stock”.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Simpson Thacher & Bartlett LLP, Palo Alto, California, is acting as counsel to the underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 26, 2014;

•

All information in our proxy statement on Schedule 14A, filed with the SEC on April 17, 2013, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012;

•

Our Current Report on Form 8-K, filed with the SEC on February 26, 2014 (not including information furnished under Item 7.01 of our Current Report on Form 8-K filed the same date, which information is not incorporated by reference herein); and

•

The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-34756), filed with the SEC on May 27, 2010, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

Tesla Motors, Inc.

3500 Deer Creek Road

Palo Alto, CA 94304

Attention: Investor Relations

Telephone: 650-681-5000

PROSPECTUS

Tesla Motors, Inc.

Common Stock

Debt Securities

By this prospectus, we may offer and sell from time to time, in one or more offerings, common stock, debt securities or any combination thereof as described in this prospectus. The debt securities may be convertible into our common stock. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.”

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we use any agents, underwriters or dealers to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 6 of this prospectus, as well as in the applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2013.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we have indicated otherwise, references in this prospectus to “Tesla,” “we,” “us,” “our” and similar terms refer to Tesla Motors, Inc. and its subsidiaries.

i

SUMMARY

About This Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. We may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities to be offered. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before making an investment in our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Information Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to sell our common stock or debt securities unless accompanied by a prospectus supplement.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

TESLA MOTORS, INC.

Overview

We design, develop, manufacture and sell high-performance fully electric vehicles and advanced electric vehicle powertrain components. We own our sales and service network and have operationally structured our business in a manner that we believe will enable us to rapidly develop and launch advanced electric vehicles and technologies. We believe our vehicles, electric vehicle engineering expertise, and operational structure differentiates us from incumbent automobile manufacturers.

We are the first company to commercially produce a federally-compliant electric vehicle, the Tesla Roadster, which achieves a market-leading range on a single charge combined with attractive design, driving performance and zero tailpipe emissions. As of March 31, 2013, we had delivered approximately 2,450 Tesla Roadsters to customers in over 30 countries. While we have concluded the production run of the Tesla Roadster, its proprietary electric vehicle powertrain system is the foundation of our business. We modified this system for our Model S sedan and plan to continue to enhance it for use in our future electric vehicles, including our Model X crossover.

1

We began shipments of our second vehicle, the Model S sedan, in June 2012, and achieved our steady-state production run rate of 20,000 vehicles per year in December 2012. In the quarter ended March 31, 2013, we delivered approximately 4,900 Model S vehicles to customers. Model S is a four door, five-passenger premium sedan that offers exceptional performance, functionality and attractive styling. Model S has won several awards, including the prestigious Motor Trend Car of the Year for 2013. In addition, Consumer Reports recently gave the Model S a score of 99 out of 100 and commented that the Model S performs better than any car that they have ever tested before. As of March 31, 2013, we had delivered over 7,500 Model S vehicles to customers in North America, and we plan to start deliveries of the Model S into select European countries this summer and Asian deliveries later in 2013.

We are adapting the platform architecture of the Model S to develop our Model X crossover, a prototype of which we revealed in February 2012. This unique vehicle has been designed to fill the niche between the roominess of a minivan and the style of an SUV, while having high performance features such as a dual motor all-wheel drive system.

In addition to developing our own vehicles, we provide services for the development of full electric powertrain systems and components, and sell electric powertrain components to other automotive manufacturers. We have provided development services and powertrain components to Daimler AG (Daimler) for its Smart fortwo and Mercedes-Benz A-Class and B-Class electric vehicles. We also have developed a full electric powertrain system for Toyota Motor Corporation (Toyota) for use in its RAV4 EV and began shipping production components to Toyota in 2012.

We were incorporated in 2003 in Delaware. As of March 31, 2013, we had 3,179 full-time employees worldwide. We are headquartered in Palo Alto, California. Our principal executive offices are located at 3500 Deer Creek Road, Palo Alto, California 94304, and our telephone number at this location is (650) 681-5000. We completed our initial public offering in July 2010 and our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.” Our website address is www.teslamotors.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

The “Tesla” design logo, “Tesla,” “Tesla Motors,” “Tesla Roadster,” “Model S,” “Model X” and other trademarks or service marks of Tesla appearing in this prospectus are the property of Tesla.

2

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is as follows.

	Fiscal Year Ended					Three Months Ended
	December 31, 2008	December 31, 2009	December 31, 2010	December 31, 2011	December 31, 2012	March 31, 2013
Ratio of earnings to fixed charges(1)	—	—	—	—	—	3.7x

(1)	For the purpose of calculating such ratios, “earnings” consist of income from continuing operations before income taxes plus fixed charges and “fixed charges” consist of interest expense (net of capitalized portion), capitalized interest, amortization of debt discount and the portion of rental expense representative of interest expense. Earnings were inadequate to cover the fixed charges by $82.7 million, $55.7 million, $155.0 million, $259.0 million and $403.3 million for the years ended December 31, 2008, 2009, 2010, 2011 and 2012, respectively.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). All statements other than statements of historical facts contained in this prospectus and any prospectus supplement or free writing prospectus, including statements relating to European and Asian launch expectations of Model S; schedule for the introduction of future options and variants, production, delivery and volume expectations of Model S; vehicle demand, revenue, volume, gross margin, and spending targets; the schedule, development, and features of, and our ability to leverage the Model S platform for, Model X; our ability to execute multiple product development programs simultaneously; the expected benefits from working on the development programs with Daimler and Toyota; our ability to repay our loan facility with the Federal Financing Bank (FFB) and the United States Department of Energy (DOE), which we refer to as the DOE Loan Facility, including prior to the vesting of the related DOE warrants; and future store, service center and Tesla Supercharger opening and expansion plans are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: delays in maintaining current and future levels of production of Model S, including the ability of suppliers to supply parts at desired quality and quantity levels; our ability to achieve planned cost reductions and manufacturing and logistics efficiencies; our ability to design and achieve market acceptance of new vehicle models, specifically Model S and Model X; consumers’ willingness to adopt electric vehicles; our ability to manage our business consistent with the requirements of our DOE Loan Facility; risks associated with the ability to achieve the expected financial results from the development and production of powertrain systems for the Toyota RAV4 EV and vehicles for Daimler, including the completion of negotiations for an agreement for the supply of production powertrains for the Mercedes-Benz B-Class EV; competition in the automotive market generally and the alternative fuel vehicle market in particular; our ability to establish, maintain and strengthen our brand; the unavailability, reduction or elimination of governmental and economic incentives for electric vehicles; our ability to establish, maintain and strengthen our relationships with strategic partners such as Daimler, Toyota and Panasonic; customers’ uptake of vehicles under our unique financing program and our ability to execute and manage such program effectively; and our ability to execute on our plans for our interactive retail strategy and for new store, service center and Tesla Supercharger openings. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, or future events, except as required by law.

More information on potential factors that could affect our financial results is included from time to time in our SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in our periodic reports on Form 10-K and Form 10-Q that we file with the SEC. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.teslamotors.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

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RISK FACTORS

You should carefully consider the risks described in Part I, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, together with the other information set forth in this prospectus and in the other documents that we include or incorporate by reference into this prospectus and any prospectus supplement we will provide in connection with our offering of securities described in this prospectus, which could materially affect our business, financial condition and future results. The risks described in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds. We may invest the net proceeds temporarily until we use them for their stated purpose. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus.

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DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock; and

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock and debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

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PLAN OF DISTRIBUTION

We may sell our securities from time to time in one or more transactions. We may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

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We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•

We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, a Professional Corporation, our legal counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 7, 2013;

•	The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 17, 2013;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 10, 2013;

•	Our Current Reports on Form 8-K, filed with the SEC on March 7, 2013 and May 15, 2013; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-34756), filed with the SEC on May 27, 2010, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Tesla Motors, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

Tesla Motors, Inc.

3500 Deer Creek Road

Palo Alto, CA 94304

Attention: Investor Relations

Telephone: 650-681-5000

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Tesla Motors, Inc.

$800,000,000

0.25% Convertible Senior Notes due 2019

$1,200,000,000

1.25% Convertible Senior Notes due 2021

Goldman, Sachs & Co.	Morgan Stanley	J.P. Morgan	Deutsche Bank Securities